AGREEMENT AND PLAN OF MERGER

                                  by and among

                           SOFTKEY INTERNATIONAL INC.,

                                 CUBSCO I INC.,

                                 CUBSCO II INC.,

                                TRIBUNE COMPANY,

                            COMPTON'S NEWMEDIA, INC.

                                       and

                           COMPTON'S LEARNING COMPANY

                             dated November 30, 1995

                                TABLE OF CONTENTS


                                    ARTICLE I

                                 THE CNI MERGER

1.1.  General..............................................................  1
1.2.  Conversion of CUBSCO I Stock.........................................  1
1.3.  Conversion of CNI Common Stock.......................................  2
1.4.  CNI Surviving Corporation............................................  2
1.5.  Effect of the CNI Merger.............................................  2
1.6.  Organizational Documents.............................................  2
1.7.  Directors and Officers...............................................  3
1.8.  CNI Effective Time...................................................  3
1.9.  Tax Consequences.....................................................  3


                                   ARTICLE II

                                 THE CLC MERGER

2.1.  General..............................................................  3
2.2.  Conversion of CUBSCO II Stock........................................  4
2.3.  Conversion of CLC Common Stock.......................................  4
2.4.  CLC Surviving Corporation............................................  4
2.5.  Effect of the CLC Merger.............................................  5
2.6.  Organizational Documents.............................................  5
2.7.  Directors and Officers...............................................  5
2.8.  CLC Effective Time...................................................  5
2.9.  Tax Consequences.....................................................  5


                                   ARTICLE III

              MATTERS RELATED TO THE MERGERS AND THE SOFTKEY SHARES

3.1.  Registration; Legends; etc...........................................  6
3.2.  Standstill...........................................................  6
3.3.  Closing; Effectiveness of Mergers....................................  6

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

4.1.   Corporate Organization..............................................  7
4.2.   Authorization.......................................................  8
4.3.   Capitalization......................................................  8
4.4.   Ownership of Shares.................................................  9
4.5.   Consents and Approvals; Non-Contravention...........................  9
4.6.   Financial Statements................................................ 10
4.7.   Interim Change...................................................... 10
4.8.   No Undisclosed Liabilities.......................................... 13
4.9.   Litigation.......................................................... 13
4.10.  No Violation........................................................ 13
4.11.  NewMedia Business; Title to Assets.................................. 14
4.12.  Intellectual Property............................................... 15
4.13.  Contracts and Commitments........................................... 18
4.14.  Customers and Suppliers............................................. 22
4.15.  Products............................................................ 22
4.16.  Returns............................................................. 23
4.17.  Competition......................................................... 23
4.18.  Insurance........................................................... 23
4.19.  Access to Buyer Information......................................... 24
4.20.  Seller's Investment Intent.......................................... 24
4.21.  Securities Legend; Stop Transfer Instructions....................... 24
4.22.  Environmental Matters............................................... 25
4.23.  Taxes............................................................... 26
4.24.  Benefit Plans....................................................... 28


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

5.1.  Corporate Organization............................................... 31
5.2.  Authorization........................................................ 31
5.3.  SEC Filings.......................................................... 31
5.4.  Authorization and Issuance of SoftKey Shares......................... 32
5.5.  Consents and Approvals; Non-Contravention............................ 32
5.6.  Litigation........................................................... 32

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.1.  Consents and Other Approvals......................................... 33
6.2.  Related Agreements and Instruments................................... 33
6.3.  Conduct of the NewMedia Business..................................... 34
6.4.  Audited Financial Statements......................................... 36
6.5.  Conveyance Taxes..................................................... 36
6.6.  Severance and Termination Costs...................................... 36
6.7.  Noncompetition....................................................... 37
6.8.  CNI Recapitalization................................................. 39
6.9.  Further Assurances................................................... 39


                                   ARTICLE VII

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

7.1.  No Injunction or Restraints.......................................... 39
7.2.  Regulatory Approvals................................................. 40
7.3.  Standstill Agreement................................................. 40
7.4.  Tax Sharing Agreement................................................ 40
7.5.  Section 1445 Certificate............................................. 40


                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

8.1.  No Injunction or Restraints.......................................... 40
8.2.  Regulatory Approvals................................................. 40
8.3.  Registration Rights Agreement........................................ 40
8.4.  Tax Sharing Agreement................................................ 40
8.5.  Section 6.2(c) Election.............................................. 40


                                   ARTICLE IX

                          TERMINATION PRIOR TO CLOSING

9.1.  Termination of Agreement............................................. 41
9.2.  Effect of Termination................................................ 41

                                    ARTICLE X

                               GENERAL PROVISIONS

10.1.  Amendment and Waiver................................................ 41
10.2.  Expenses............................................................ 42
10.3.  Broker's and Finder's Fees.......................................... 42
10.4.  Notices............................................................. 42
10.5.  Entire Agreement; Binding Effect.................................... 43
10.6.  Survival............................................................ 43
10.7.  Remedies............................................................ 44
10.8.  Applicable Law...................................................... 44
10.9.  Parties in Interest................................................. 44
10.10. Counterparts........................................................ 44
10.11. Headings; Pronouns and Conjunctions................................. 44
10.12. Announcements....................................................... 44


Exhibit A -- Form of Merger Agreement - CNI Exhibit B -- Form of Certificate of Merger - CLC Exhibit C -- Form of Registration Rights Agreement Exhibit D -- Form of Standstill Agreement Exhibit E -- Form of Buyer's Promissory Note Exhibit F -- Form of Tax Sharing Agreement

                          AGREEMENT AND PLAN OF MERGER


                  THIS MERGER AGREEMENT is made and entered into this 30th day of November, 1995, by and among SoftKey International Inc., a Delaware corporation ("Buyer"), Cubsco I Inc., a Califor- nia corporation ("CUBSCO I"), Cubsco II Inc., a Delaware corporation ("CUBSCO II"), Tribune Company, a Delaware corporation ("Seller"), Compton's NewMedia, Inc., a California corporation ("CNI"), and Compton's Learning Company, a Delaware corporation ("CLC" and, together with CNI, the "Companies").

                  WHEREAS, Seller is the owner of all of the issued and outstanding capital stock of CNI and CLC; and

                  WHEREAS, Buyer desires to acquire CNI and CLC upon the terms and subject to conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                 THE CNI MERGER

                  1.1. General. This Agreement and the form of Merger Agreement attached hereto as Exhibit A (the "CNI Merger Agreement") provide for a merger (the "CNI Merger") of CUBSCO I with and into CNI, with CNI being the surviving corporation. In the CNI Merger, it is contemplated that the then outstanding shares of CNI's common stock ("CNI Common Stock") will be converted at the CNI Effective Time (as hereinafter defined) into the right to receive, at or subsequent to the Closing (as hereinafter defined), an aggregate number of shares, rounded up to the nearest whole share (the "CNI SoftKey Shares"), of Buyer's common stock, par value $.01 per share ("SoftKey Common Stock"), obtained by dividing $104,500,000 by the volume-weighted average of the closing prices for SoftKey Common Stock as quoted over the Nasdaq National Market for the 10 full trading days ending on the second full trading day prior to the CNI Effective Time.

                  1.2. Conversion of CUBSCO I Stock. Each share of CUBSCO I's common stock, par value $.01 per share ("CUBSCO I
Stock"), issued and outstanding immediately prior to the CNI

Effective Time shall, by virtue of the CNI Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock of CNI ("New CNI Stock") as the CNI Surviving Corporation (as hereinafter defined). From and after the CNI Effective Time, each outstanding certificate theretofore representing shares of CUBSCO I Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of New CNI Stock into which such CUBSCO I Stock shall have been converted. Promptly after the CNI Effective Time, the CNI Surviving Corporation shall issue to Buyer a stock certificate or certificates representing shares of New CNI Stock in exchange for the certificate or certificates which formerly represented shares of CUBSCO I Stock (which shall be cancelled).

                  1.3. Conversion of CNI Common Stock. Each share of CNI Common Stock issued and outstanding immediately prior to the CNI Effective Time, other than shares of CNI Common Stock which are held by CNI or by Buyer or any subsidiary of Buyer (which shares will be cancelled at the CNI Effective Time), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive the number of shares of SoftKey Common Stock obtained by dividing the CNI SoftKey Shares by the number of shares of CNI Common Stock outstanding immediately prior to the CNI Effective Time. In reliance on the representations and warranties of Seller contained in Sections 4.19 and 4.20 hereof, Buyer will deliver to Seller at the Closing a stock certificate or certificates representing the CNI SoftKey Shares upon surrender of the certificate(s) representing the shares of CNI Common Stock so converted.

                  1.4.  CNI  Surviving  Corporation.   In  accordance  with  the
provisions of this Agreement and the California General Corporation Law ("CGCL"), at the CNI Effective Time, CUBSCO I shall be merged with and into CNI, and CNI shall be the surviving corporation (the "CNI Surviving Corporation") and shall continue its corporate existence under the CGCL. The name of the CNI Surviving Corporation shall continue to be Compton's NewMedia, Inc. The separate corporate existence of CUBSCO I shall terminate at the CNI Effective Time.

                  1.5. Effect of the CNI Merger. At the CNI Effective Time, the CNI Merger shall have the effect provided for under the CGCL.

                  1.6. Organizational Documents. The Articles of Incor-poration of CNI, as in effect at the CNI Effective Time, shall be the Articles of Incorporation of the CNI Surviving Corporation until thereafter amended as provided by law. The By-Laws of CNI, as in effect immediately prior to the CNI Effective Time, shall be the By-Laws of the CNI Surviving
Corporation, until amended as provided by law and the express terms of the By-Laws. At the Closing, Seller or CNI shall deliver or cause to be delivered to Buyer the stock book, stock ledger, minute book and corporate seal, if any, of CNI.

                  1.7. Directors and Officers. The directors and officers of the CNI Surviving Corporation shall consist of the directors and officers of CUBSCO I immediately prior to the Effective Time, each to hold office in accordance with the CGCL, the Articles of Incorporation of the CNI Surviving Corporation and the By-Laws of the CNI Surviving Corporation. Seller shall use reasonable efforts to deliver or cause to be delivered to Buyer at the Closing the written resignations of all of the officers and directors of CNI from their positions as officers or directors, effective as of the CNI Effective Time.

                  1.8. CNI Effective Time. The CNI Merger shall be effected by the filing of the CNI Merger Agreement (together with the officer's certificate of each of CUBSCO I and CNI required under Section 1103 of the CGCL) with the Secretary of State of the State of California on the day of the Closing. The term "CNI Effective Time" shall be the date and time when the CNI Merger becomes effective, as set forth in the CNI Merger Agreement.

                  1.9. Tax Consequences. It is intended that the CNI Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.


                                   ARTICLE II

                                 THE CLC MERGER

                  2.1. General. This Agreement and the Certificate of Merger attached hereto as Exhibit B (the "CLC Merger Certificate") provide for a merger (the "CLC Merger" and, together with the CNI Merger, the "Mergers") of CUBSCO II with and into CLC, with CLC being the surviving corporation. In the CLC Merger, it is contemplated that the then outstanding shares of CLC's common stock, par value $1.00 per share (the "CLC Common Stock"), will be converted at the CLC Effective Time (as hereinafter defined) into the right to receive, at or subsequent to the Closing, an aggregate number of shares, rounded up to the nearest whole share (the "CLC SoftKey Shares" and, together with the CNI SoftKey Shares, the "SoftKey Shares"), of SoftKey Common Stock obtained by dividing $2,000,000 by the volume-weighted average of the closing prices for SoftKey Common Stock as quoted over the Nasdaq National Market for the 10 full trading days ending on the second full trading day prior to the CLC Effective Time.

                  2.2. Conversion of CUBSCO II Stock. Each share of CUBSCO II's common stock, par value $.01 per share ("CUBSCO II Stock"), issued and outstanding immediately prior to the CLC Effective Time shall, by virtue of the CLC Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock, par value $1.00 per share, of CLC ("New CLC Stock") as the CLC Surviving Corporation (as hereinafter defined). From and after the CLC Effective Time, each outstanding certificate theretofore representing shares of CUBSCO II Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of New CLC Stock into which such CUBSCO II Stock shall have been converted. Promptly after the CLC Effective Time, the CLC Surviving Corporation shall issue to Buyer a stock certificate or certificates representing shares of New CLC Stock in exchange for the certificate or certificates which formerly represented shares of CUBSCO II Stock (which shall be cancelled).

                  2.3. Conversion of CLC Common Stock. Each share of CLC Common Stock issued and outstanding immediately prior to the CLC Effective Time, other than shares of CLC Common Stock which are held by CLC or by Buyer or any subsidiary of Buyer (which shares will be cancelled at the CLC Effective Time), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive the number of CLC SoftKey Shares obtained by dividing the total number of CLC SoftKey Shares by the number of shares of CLC Common Stock outstanding immediately prior to the CLC Effective Time. In reliance on the representations and warranties of Seller contained in Sections 4.19 and 4.20 hereof, Buyer will deliver to Seller at the Closing a stock certificate or certificates representing the CLC SoftKey Shares upon surrender of the certificate(s) representing the shares of CLC Common Stock so converted.

                  2.4. CLC Surviving Corporation. In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), at the CLC Effective Time, CUBSCO II shall be merged with and into CLC, and CLC shall be the surviving corporation (the "CLC Surviving Corporation") and shall continue its corporate existence under the DGCL. The name of the CLC Surviving Corporation shall continue to be Compton's Learning Company. The separate corporate existence of CUBSCO II shall terminate at the CLC Effective Time.

                  2.5. Effect of the CLC Merger. At the CLC Effective Time, the CLC Merger shall have the effect provided for under the DGCL.

                  2.6. Organizational Documents. The Certificate of Incorporation of CLC, as in effect at the CLC Effective Time, shall be the Certificate of Incorporation of the CLC Surviving Corporation until thereafter amended as provided by law. The ByLaws of CLC, as in effect immediately prior to the CLC Effective Time, shall be the By-Laws of the CLC Surviving Corporation, until amended as provided by law and the express terms of the ByLaws. At the Closing, Seller or CLC shall deliver or cause to be delivered to Buyer the stock book, stock ledger, minute book and corporate seal, if any, of CLC.

                  2.7. Directors and Officers. The directors and officers of the CLC Surviving Corporation shall consist of the directors and officers of CUBSCO II immediately prior to the CLC Effective Time, each to hold office in accordance with the DGCL, the Certificate of Incorporation of the CLC Surviving Corporation and the By-Laws of the CLC Surviving Corporation. Seller shall use reasonable efforts to deliver or cause to be delivered to Buyer at the Closing the written resignations of all of the officers and directors of CLC from their positions as officers or directors, effective as of the CLC Effective Time.

                  2.8. CLC Effective Time. The CLC Merger shall be effected by the filing of the CLC Merger Certificate with the Secretary of State of the State of Delaware on the day of the Closing. The term "CLC Effective Time" shall be the date and time when the CLC Merger becomes effective, as set forth in the CLC Merger Certificate.

                  2.9. Tax Consequences. It is intended that the CLC Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

                                   ARTICLE III

              MATTERS RELATED TO THE MERGERS AND THE SOFTKEY SHARES

                  3.1. Registration; Legends; etc. The SoftKey Shares shall be registered by Buyer at the times and subject to the terms and conditions of a Registration Rights Agreement between Buyer and Seller substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"). Buyer hereby undertakes to remove any legend described in Section 4.21 hereto or to rescind any "stop transfer" instructions described in Section 4.21 hereto (a) if Seller shall have furnished Buyer with an opinion of counsel or other written information satisfactory in form and content to Buyer that such legend or any such instructions are no longer required (as applicable) or (b) with respect to and at the time of the disposition of any such SoftKey Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act").

                  3.2. Standstill. At or prior to the Closing, Seller shall enter into a Standstill Agreement with Buyer substantially in the form attached hereto as Exhibit D (the "Standstill Agree-ment").

                  3.3. Closing; Effectiveness of Mergers. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom, One Beacon Street, Boston,
Massachusetts, at 10:00 A.M., local time, two business days after the satisfaction of the condition set forth in Sections 7.2 and 8.2 hereof, or at such other place and time as may be agreed upon by the parties. The CNI Effective Time and the CLC Effective Time shall occur at the Closing. The time and date of the Closing is sometimes referred to herein as the "Closing Date."

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents, warrants and agrees as follows:

                  4.1.  Corporate Organization.

                           (a)      Seller is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted.

                           (b)      CNI is a corporation duly organized, validly
existing and in good standing under the laws of the State of California, and CLC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Companies have the corporate power and authority to own or lease their respective properties and to carry on their respective businesses (collectively, the "NewMedia Business") as they are presently being conducted. The Companies are duly qualified or licensed as foreign corporations to do business and are in good standing in the respective jurisdictions listed in Section 4.1(b) of the disclosure schedule delivered by Seller to Buyer on or prior to the date hereof (the "Disclosure Schedule"), which constitute every jurisdiction where the character of the Companies' respective properties (owned or leased) or the nature of their respective activities makes such qualification or licen- sure necessary, except for failures, if any, to be so qualified or licensed which would not in the aggregate have a Material Adverse Effect (as hereinafter defined). As used in this Agreement, any reference to any event, change or effect having a "Material Adverse Effect" shall mean that such event, change or effect is materially adverse to the business, operations, properties, assets (including intangible assets), liabilities (including contingent liabilities), financial condition or results of operations of the Companies, taken together.

                           (c)      Except as set forth in Section 4.1(c)(i) of
the Disclosure Schedule, the Companies do not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest of any kind in any business, joint venture, partnership or other entity. The copies of the Articles of Incorporation or Certificate of Incorporation and By-Laws of each of the Companies heretofore deliv-ered to Buyer and set forth in Section 4.1(c)(ii) of the Disclosure Schedule are complete and correct copies of such instruments as presently in effect.

                  4.2. Authorization. Each of Seller and the Companies has requisite corporate power and corporate authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by each of them pursuant hereto (the "Additional Seller's Documents") and to carry out the transactions contemplated hereby and thereby. The Board of Directors of Seller and the Board of Directors and sole stockholder of each of the Companies have taken all action required by law, their respective charters, their respective By-Laws or otherwise to be taken by each of them to authorize the execution, delivery and performance of this Agreement and the Additional Seller's Documents, and when fully executed and delivered, this Agreement and the Additional Seller's Documents will constitute the valid and binding agreements of each of them, as the case may be, enforceable against each of them, as the case may be, in accordance with their respective terms.

                  4.3.  Capitalization.

                           (a)      As of the date and time of execution of this
Agreement, the authorized capital stock of CNI (the issued and outstanding shares of which are referred to hereinafter as the "CNI Shares") consists of:
(i) 10,000,000 shares of CNI Common Stock, 1,173,333 of which are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, of which 762,000 shares of Series A Preferred Stock (the "Series A Preferred Stock") are issued and outstanding, 561,375 shares of Series B Preferred Stock (the "Series B Preferred Stock") are issued and outstanding, and 450,101 shares of Series C Preferred Stock (the "Series C Preferred Stock") are issued and outstanding. All of the CNI Shares have been validly issued, are fully paid, nonassessable and free and clear of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("Liens"), preemptive rights or other restrictions with respect thereto and are owned of record and beneficially by Seller. There are no securities outstanding which are convertible into or exercisable or exchangeable for shares of capital stock of CNI, and there are no outstanding options, rights, contracts, warrants, subscriptions, conversion rights or other agreements or commitments pursuant to which CNI may be required to purchase, redeem, issue or sell any shares of capital stock or other securities of CNI or in any way relating to the issuance or voting of any capital stock or other securities of CNI.

                           (b)      As of the date and time of execution of this
Agreement, the authorized capital stock of CLC consists of 10,000 shares of CLC Common Stock, 1,000 of which are issued and outstanding (the "CLC Shares"). All of the CLC Shares have been validly issued, are fully paid, nonassessable and free of any Liens, preemptive rights or other restrictions with respect thereto and are owned of record and beneficially by Seller. There are no securities outstanding which are convertible into or exercisable or exchangeable for shares of capital stock of CLC, and there are no outstanding options, rights, contracts, warrants, subscriptions, conversion rights or other agreements or commitments pursuant to which CLC may be required to purchase, redeem, issue or sell any shares of capital stock or other securities of CLC or in any way relating to the issuance or voting of any capital stock or other securities of CLC.

                  4.4. Ownership of Shares. Seller has good and valid title to the CNI Shares and the CLC Shares, and at the CNI Effective Time and the CLC Effective Time, respectively, Buyer will have good and valid title to the New CNI Stock and the New CLC Stock, in each case, free and clear of any Liens (except for Liens created by or through Buyer).

                  4.5. Consents and Approvals; Non-Contravention. Except as set forth in Section 4.5 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement or of any of the Additional Seller's Documents, nor the consummation by Seller and the Companies of the transactions contemplated hereby or thereby, nor compliance by Seller and the Companies with any of the provisions hereof or thereof will (a) violate any provision of the Charter or By-Laws of Seller or either of the Companies, (b) except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or either of the Companies or any of their respective properties or assets or (d) require any consent, approval or authorization under any contract, lease or other agreement, or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any loss of a material benefit) under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the respective properties or assets of Seller or either of the Companies under, any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller or either of the Companies is a party or by which Seller or either of the Companies or any of their respective properties or assets may be bound, except, (i) in the case of clause (c), for such violations of statutes, rules or regulations, and (ii) in the case of clause (d), for such violations, breaches, defaults or Liens which, in either such case, would not materially impair the ability of Seller to perform its obligations hereunder or under any other agreements entered into between Buyer and Seller, either alone or together with other parties thereto, as of the date of this Agreement and which would not, either individually or in the aggregate, have a Material Adverse Effect.

                  4.6. Financial Statements. The unaudited balance sheets of each of the Companies as of December 25, 1994 and September 24, 1995 and the unaudited operating statements of each of the Companies for the year ended December 25, 1994 and the nine months ended September 24, 1995, heretofore delivered to Buyer and set forth in Section 4.6 of the Disclosure Schedule (collectively, the "Financial Statements"), fairly present the financial condition of each Company as of the dates and for the periods indicated (subject in the case of interim statements to normal recurring year-end adjustments) and, except as disclosed in writing to Buyer in Section 4.6 of the Disclosure Schedule, have been prepared in accordance with generally accepted accounting principles as historically and consistently applied, subject to the absence of footnote disclosure.

                  4.7.  Interim  Change.  Since  September  24,  1995,  (i)  the
Companies have been operating only in, and have not engaged in any material transaction other than in, the ordinary course of the NewMedia Business and consistent with past practice, and (ii) neither of the Companies has (nor, as applicable, has Seller on behalf of either of the Companies):

                           (a)      suffered any change, nor has there occurred
or arisen any event, having or which in the future could reason-ably be expected to have a Material Adverse Effect;

                           (b)      forgiven or cancelled any debts or claims or
waived, released or relinquished any contract right or any other rights of the NewMedia Business other than in the ordinary course of the NewMedia Business and consistent with past practice;

                           (c)      paid, discharged or satisfied any Liens,
liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the ordinary course of the NewMedia Business and consistent with past practice;

                           (d)      suffered any damage, destruction or loss of
property, whether or not covered by insurance, which has had or would be reasonably likely to have a Material Adverse Effect;

                           (e)      accelerated the collection of, granted any
discounts with respect to or sold or assigned to third parties any accounts receivable or delayed the payment of any payables of the Companies or written off as uncollectible any accounts receivable or any portion thereof, in each such case, other than in the ordinary course of the NewMedia Business and consistent with past practice;

                           (f)      changed their respective policies with
respect to the recording of return reserve provisions or provi-sions for bad debt;

                           (g)      created, incurred or assumed any long-term
debt (including obligations in respect of capital leases), or assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, corporation, partnership, joint venture, association, organization or other entity (a "Person"), or made any loans, advances or capital contributions to, or investment in, any other Person (other than cash advances to employees for travel or entertainment expenses in the ordinary course of the NewMedia Business);

                           (h)      mortgaged, pledged or subjected to any Lien,
except for liens for current Taxes (as hereinafter defined) not yet due, or sold, assigned or transferred, except for sales of inventory and minor amounts of personal property in the ordinary course of the NewMedia Business and consistent with past practice, any of its properties or assets (real, personal or mixed, tangible or intangible);

                           (i)  (i) increased in any manner the wages, sala-
ries or other compensation of any officer or employee, except as required under any written plan, agreement or arrangement in effect as of September 24, 1995 and except for increases in the ordinary course of the NewMedia Business and consistent with past practice, (ii) paid or agreed to pay any pension, retirement allowance or other employee benefit not required or contemplated by any plan, agreement or arrangement in effect as of September 24, 1995 to any officer or employee or (iii) committed itself to any additional pension, profit-sharing, bonus, severance pay, retirement or other benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person or to amend any of such plans, agreements or arrangement in effect as of September 24, 1995, except as may have been required to comply with applicable law;

                           (j)      experienced or, to Seller's knowledge, been
threatened with any work stoppage or other labor dispute or controversy;

                           (k)     acquired (i) by merger or consolidation with,
or by the purchase of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are material in the aggregate to the Companies, except purchases of inventory, materials and supplies in the ordinary course of business and consistent with past practice and capital expenditures for additions to property, plant, equipment or intangible capital assets not exceeding $50,000 in the aggregate;

                           (l)      entered into any agreement, contract or
commitment, other than in the ordinary course of business, with respect to the manufacture of any software product of either of the Companies or any update, upgrade or derivative thereof, whether now in process, under contract or in publication, which has ever been or is currently being produced by the Company (collectively, the "Products");

                           (m)      declared, paid or set aside for payment any
dividend or other distribution (whether in cash, stock or property or any combination thereof) directly or indirectly to Seller (other than payments in respect of the indebtedness of CNI or CLC to Seller);

                           (n)      made any change in its accounting principles
or methods, except as may have been required by a change in generally accepted accounting principles as required by the Federal Accounting Standards Board (or another authorized accounting body) or the SEC;

                           (o)      amended their respective Articles of
Incorporation or By-Laws; or

                           (p)      authorized any of, or committed or agreed,
whether in writing or otherwise, to take any of, the actions described elsewhere in this Section 4.7.

                  4.8.  No  Undisclosed  Liabilities.  Except  as set  forth  in
Section 4.8 of the Disclosure Schedule and as and to the extent of the amounts specifically reflected or reserved against in the Financial Statements (including without limitation charges, accruals and reserves for Taxes), and other than current liabilities which were incurred, and obligations under agreements, commitments or contracts entered into, in the ordinary course of the NewMedia Business and consistent with past practice and not in excess of current requirements and other than liabilities which could not reasonably be expected to have a Material Adverse Effect, the Companies have no liabilities or obligations of any nature (whether absolute or accrued, known or unknown, contingent or otherwise and whether due or to become due), including without limitation liabilities for Taxes.

                  4.9. Litigation. Except as set forth in Section 4.9 of the Disclosure Schedule, there is no claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the knowledge of Seller, threatened against Seller or either of the Companies or affecting any of the respective properties or assets of Seller or the Companies which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which in any manner (a) seeks injunctive or other non-monetary relief which relief is reasonably likely to cause a Material Adverse Effect or (b) seeks to prevent, enjoin, alter or delay any transaction contemplated hereby. Neither Seller nor either of the Companies is subject to any order, writ, injunction or decree which, individually or in the aggregate, has or in the future could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby.

                  4.10. No Violation. Neither Seller nor either of the Companies is in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) their respective Charter or ByLaws, (b) any order, writ, decree, statute, rule or regulation applicable to Seller or either of the Companies or any of their respective properties or assets or (c) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller or either of the Companies is a party or by which Seller or either of the Companies or any of their respective properties or assets may be bound, except, in the case of clauses (a), (b) and (c), for such breaches, violations or defaults, which, when taken individually or in the aggregate, would neither materially impair the ability of Seller to perform its obligations hereunder or under any other agreement entered into between Buyer and Seller, either alone or together with other parties thereto, as of the date of this Agreement and which would not, either individually or in the aggregate, have a Material Adverse Effect. To the best knowledge of Seller, the Companies have, and are in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable them to own and conduct the NewMedia Business as currently conducted and to enter into the transactions contemplated hereby, the lack of which, under applicable law, rule or regulation, (x) would render legally impermissible the transactions contemplated by this Agreement, or (y) could reasonably be expected to have a Material Adverse Effect.

                  4.11.  NewMedia Business; Title to Assets.

                           (a)      The NewMedia Business as currently conducted
consists of (i) the development, publication and worldwide distribution of interactive multimedia CD-ROM Software in the areas of reference (including
"Compton's Interactive Encyclopedia" and related titles), education, entertainment and lifestyle and (ii) such other businesses, operations, properties, assets (including intangible assets) and liabilities (including contingent liabilities) as are conducted, held, utilized or had by the Companies as of the date and time of execution of this Agreement.

                           (b)      Either CNI or CLC has good and marketable
title, free and clear of all Liens (other than Liens for current taxes not yet due and minor imperfections of title or minor encumbrances, if any, which in the aggregate do not materially detract from the value of the property subject thereto or impair in any material respect the continued use by the Companies of the property subject thereto for the use being made thereof), to all of the material assets, real property, interest in real property, rights, franchises, licenses and properties tangible or intangible, real or personal, wherever located, which are used in or necessary for the conduct of the NewMedia Business in substantially the same manner as it is presently conducted (the "As-sets"), other than Intellectual Property (as hereinafter defined) and property that is leased or licensed. Either CNI or CLC has valid and enforceable leases or licenses, as the case may be, with respect to the Assets consisting of property that is leased or licensed (other than Intellectual Property), under which there exists no default, event of default or event which, with notice or lapse of time or both, would constitute a default, except for such defaults which would not have, either individually or in the aggregate, a Material Adverse Effect.

                  4.12.  Intellectual  Property.  (a)  Except  as set  forth  in
Section 4.12(a) of the Disclosure Schedule, which shall be delivered by Seller to Buyer on or before December 15, 1995, either CNI or CLC owns, licenses or otherwise has the right to use, sell, or license the Intellectual Property (as defined in this subparagraph 4.12(a)) as used in the NewMedia Business as heretofore conducted. Section 4.12 of the Disclosure Schedule, to be delivered by Seller to Buyer on or before December 15, 1995, shall include a true and complete listing of the following: (i) Section 4.12(a)(i) shall list all issued patents and pending patent applications, registered trademarks and service marks and applications therefor, and copyright registrations and applications ("Registered Intellectual Property") which are owned by CNI or CLC; (ii) Section 4.12(a)(ii) shall list all other products and titles (including print, CD-ROM and online titles and computer programs) which are not the subject of copyright registrations, common law trade names, trademarks or service marks ("Unregistered Intellectual Property") which are owned by or licensed to CNI or CLC and which are currently used in and necessary to the NewMedia Business as heretofore conducted ; (iii) Section 4.12(a)(iii) shall list (X) each license or other agreement in which CNI or CLC has licensed or granted to another rights to or permission to use the subject matter of Registered Intellectual Property or Unregistered Intellectual Property owned by either CNI or CLC which is either material to the NewMedia Business as heretofore conducted or in which such grant or license is exclusive in whole or in part ("Licensor Agreements") and (Y) each material license or other agreement in which CNI or CLC has been licensed or otherwise received from another rights to or permission to use Registered Intellectual Property or Unregistered Intellectual Property of another ("Licensee Agreements"); (all of the foregoing collectively referred to herein as "Intellectual Property"). For purposes of (Y) above, the term "material" refers to materiality to any individual product, title or product line currently used in and necessary to the NewMedia Business as heretofore conducted.

                           (b)      Except as set forth in Section 4.12 (b) of
the Disclosure Schedule, which shall be delivered by Seller to Buyer on or before December 15, 1995:

                                    (i)     either CNI or CLC has the sole and
exclusive right to use, sell, license, or bring actions for the infringement of its rights to the Intellectual Property used in the NewMedia Business as heretofore conducted, as the case may be, subject to rights of such third rights as are set forth in Section 4.12(b)(i) of the Disclosure Schedule;

                                    (ii)    the consummation of the transaction
contemplated hereby will not (i) give rise to any right of termination, amendment, renegotiation, cancellation or acceleration with respect to any Licensor Agreements or Licensee Agreements so as to have a Material Adverse Effect on the NewMedia Business as presently conducted or (ii) have a Material Adverse Effect on the NewMedia Business as presently conducted so as to impair the right of either of the Companies to use, sell, license, or bring actions for the infringement of either of the Companies' rights to the Intellectual Property or any portion thereof;

                                    (iii)  all  Registered  Intellectual
Property owned by the Companies is duly subsisting and the registrations therefor are not subject to any pending claim, ruling, or order to the effect that they are lapsed, abandoned, invalid or cancelled;

                                    (iv)    no former or present employees,
officers or directors of either of the Companies holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property which either of the Companies currently uses, sells, or licenses, or the use, sale or licensure of which is necessary for the conduct of the NewMedia Business as presently conducted;

                                    (v)     neither Seller nor either of the
Companies is a party to any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any employee of Seller (working in or supporting the NewMedia Business) or either of the Companies relating in any way to Intellectual Property owned by CNI or CLC;

                                    (vi)    each Licensor Agreement and Licensee
Agreement is a valid, legally binding obligation of CNI or CLC, enforceable in accordance with its terms, and neither CNI or CLC is in breach, violation, default or termination thereof (and no event has occurred which with the giving of notice or the passage of time or both would constitute such a breach, violation, default or termination or give rise to any right of termination, amendment, renegotiation, cancellation or acceleration under any such Licensor Agreement or Licensee Agreement) so as to have a Material Adverse Effect on the NewMedia Business as presently conducted, and neither Seller nor either of the Companies has knowledge of any facts that would constitute a breach, violation, default or termination by any other party to any such Licensor Agreement or Licensee Agreement so as to have a Material Adverse Effect on the NewMedia Business as a whole;

                   (vii) to the  best  knowledge  of  Seller,  the  manufacture, marketing, use, sale or licensure of any Intellectual Property currently made, marketed, used, sold or licensed by either of the Companies does not violate any license or agreement with any third party or infringe any patent, trademark, copyright, trade secret, publicity right or similar intellectual property rights of any Person so as to have a Material Adverse Effect on the NewMedia Business as presently conducted, nor has such an infringement been alleged within the preceding three years; there is no pending or, to the best knowledge of Seller, threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, or license of any Intellectual Property so as to have a Material Adverse Effect upon the NewMedia Business as presently conducted, nor, to the best knowledge of Seller, is there a valid basis for any such claim, nor has Seller or either Company received any notice asserting that the proposed use, sale, or licensure by either of the Companies of any of their respective Intellectual Property conflicts with or will conflict with the rights of any other party so as to have a Material Adverse Effect upon the NewMedia Business as presently conducted, nor is there, to the best knowledge of Seller, a valid basis for any such claim or assertion; and

                     (viii) neither Seller nor either of the
Companies has asserted any claim of infringement, misappropriation or misuse within the past three years with respect to any Intellectual Property owned by CNI or CLC and used in connection with the NewMedia Business;

                                    (ix)    the Intellectual Property owned by
CNI and CLC is not subject to any liens, security interests, pledges, mortgages, or other encumbrances.

                           (c)      To the best knowledge of Seller, the excep-
tions to be set forth on Section 4.12 of the Disclosure Schedule shall not, either individually or in the aggregate, create or constitute a Material Adverse Effect with respect to the Intellectual Property as used in the NewMedia Business as heretofore conducted; it being understood that any exceptions set forth in Section 4.12 of the Disclosure Schedule relating to the use of any photographs in any online application shall not constitute a Material Adverse Effect.

                  4.13.  Contracts and Commitments.

                           (a)      A complete and accurate list of all of the
following contracts and agreements (whether written or oral) of the Companies (such contracts and agreements, the contracts and agreements as set forth in Section 4.13(b) of the Disclosure Schedule and all agreements relating to Intellectual Property set forth in Section 4.12 of the Disclosure Schedule being "Material Contracts") shall be delivered by Seller to Buyer on or before December 15, 1995 and shall constitute Section 4.13(a) of the Disclosure
Schedule:

                  (i) agreements providing for royalty obligations relating to any of the Products which has generated at least $250,000 in revenue within the Companies' last three fiscal years or which is reasonably anticipated to generate revenue of at least $250,000 in fiscal year 1995 or fiscal year 1996;

                   (ii) agreements providing for advances made with respect to or on account of the Products which remain outstanding and which have not been written off;

                   (iii) (A) editorial development agreements relating to the Products which have involved or are reasonably anticipated to involve commitments of over $50,000 and which have not been fully performed and (B) distributor, dealer or manufacturer's representative contracts or agreements relating to the Products which are currently offered for sale by either of the Companies (to the extent the obligations under such agreements are not reflected on the Disclosure Schedule lists provided pursuant to Section 4.13(a)(i) and
(ii));

                   (iv) distributor, dealer or manufacturer's representative contracts or agreements which are not terminable on less than 90 days notice without cost or other liability to the Company or Companies party thereto (except for contracts which, in the aggregate, are not material to the NewMedia Busi-
ness);

                   (v) sales contracts which entitle any customer to a rebate or right of set-off, to return any product to either of the Companies after acceptance thereof or to delay the acceptance thereof;

                  (vi) contracts or other commitments with any supplier containing any provision permitting any party other than the Company or Companies party thereto to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by that Company to meet its obligations under the contract when due or the occurrence of any other event;

                   (vii)  credit   agreements,   notes,   indentures,   security
agreements, pledges, guarantees of or agreements to acquire any such debt obligation of others or similar documents relating to indebtedness for borrowed money (including without limitation interest rate or currency swaps, hedges or straddles or similar transactions) to which either of the Companies is a party or by which any of their respective assets are bound, restricted or encumbered;

                  (viii) all employment, consulting, severance or termination agreements which require or may require either of the Companies to pay more than $50,000 in base salary in the case of employment contracts in any 12-month period;

                   (ix) agreement, or group of related agreements with the same party or any group of affiliated parties, requiring payments in excess of $50,000 per year, under which either of the Companies has leased or has agreed to lease any property as lessee or lessor;

                    (x) all deeds, title documents, title reports or similar documents related to any real property owned by either of the Companies; and

                  (xi) all contracts, agreements, arrangements or understandings with Seller or any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of Seller, together with a description of the nature of any applicable affiliate or associate relationship.

                           (b)      Except as set forth in Section 4.13(b) of
the Disclosure Schedule, which shall be delivered by Seller to Buyer on or before December 15, 1995:

                  (i) no supply or purchase contract of either of the Companies (or group of related contracts with the same party): (A) continues for a period of more than six months (including renewals or extensions at the option of another party); (B) requires payment by the Company or Companies party thereto of more than $50,000 in any 12-month period; or (C) is not terminable by the Company or Companies party thereto without penalty upon notice of 30 days or less (excluding any contract or group of contracts with a customer of either of the Companies for the sale, lease, license or rental of Products of either of the Companies if such contract or group of contracts was entered into in the ordinary course of the NewMedia Business);

                      (ii) neither of the Companies has any
agreement, arrangement or understanding with respect to payment of (A) minimum royalty or license fees or (B) fees, costs and expenses in connection with "work for hire" which, in the case of any such agreement, arrangement or understanding or group of related agreements, arrangements or understandings, provide for payments in excess of $150,000;

                   (iii) neither of the Companies has any outstanding contract with respect to the employment of any officer, individual, employee, agent, consultant, adviser, salesperson, representative or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time, part-time, contract or consulting basis which is not terminable by the Company or Companies party thereto on notice of 30 days or less without cost or other liability to the Company or Companies party thereto, including without limitation any penalty or premium or provision for the payment of any bonus or commission based on sales or earnings;

                   (iv) neither of the Companies has any pension, profit-sharing, bonus, severance pay, retirement, hospitalization, insurance, stock purchase, stock option or other benefit plan, arrangement, understanding or agreement with or for the benefit of any Person (a "Benefit Plan") or any other employment or consulting agreement that contains any severance or termination pay, liability or obligation;

                  (v) neither of the Companies has any Benefit Plan other than group insurance plans applicable to employees generally;

                  (vi) neither of the Companies has any employee to whom it is paying base salary at an annual rate of more than $100,000 for services rendered;

                  (vii) neither of the Companies is restricted by any agreement from carrying on the NewMedia Business in any material respect anywhere in the world (other than by geographic or use restrictions contained in licenses relating to Intellectual Property);

                  (viii) neither of the Companies has any outstanding loan to any Person, other than travel advances to employees for travel and entertainment expenses in the ordinary course of the NewMedia Business;

                   (ix) neither of the Companies has any power of attorney outstanding (except those granted in the ordinary course of the NewMedia Business) or any obligation or liability (whether absolute, accrued, contingent or otherwise), as surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person;

                   (x) there exists no voting trust, stockholders' agreement, pledge agreement or buy-sell agreement relating to any securities of either of the Companies which is or will be in effect as of the Closing;

                  (xi) neither of the Companies has any agreement or obligation (contingent or otherwise) to issue or sell or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities; and

                  (xii) neither of the Companies has any other contract which is material to its business, operations or prospects or any other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1, if that Company were registering securities under the Securities Act.

            (c) The Material Contracts constitute all contracts, agreements and arrangements necessary for the conduct of the NewMedia Business in substantially the same manner as it is presently conducted. Each Material Contract is, to the best knowledge of Seller, valid and binding on the other party or parties thereto (subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally and general principles of equity) and is in full force and effect and shall continue in full force and effect without penalty or other adverse consequence. Neither of the Companies nor, to the best knowledge of Seller, any other party to any Material Contract is in breach of, or default under, any Material Contract, which breach or default has or could reasonably be expected to have a Material Adverse Effect.

                  4.14. Customers and Suppliers. A list of (a) the ten largest customers of the Companies, taken together, in terms of sales during the nine months ended September 24, 1995, showing the approximate total sales by the Companies to each such customer during the nine months ended September 24, 1995 and (b) the ten largest suppliers of goods and materials to the Companies, taken together, in terms of purchases during the nine months ended September 24, 1995, showing the approximate total purchases by the Companies from each supplier during the nine months ended September 24, 1995 shall be delivered by Seller to Buyer on or before December 15, 1995 and shall constitute Sections 4.14(a) and 4.14(b), respectively, of the Disclosure Schedule. Except to the extent set forth in Section 4.14(c) of the Disclosure Schedule, there have not been any adverse changes in the business relationship of the Companies with any customers or suppliers since September 24, 1995 which could reasonably be expected to have in the aggregate a Material Adverse Effect.

                  4.15.  Products.

                           (a)      A summary of product information consisting
of: (i) a complete and accurate list of all Products currently developed, licensed, manufactured, sold, distributed or otherwise published by either of the Companies ("Current Products"), setting forth the specific nature of the arrangement as to any of the foregoing, the date of any agreement with respect thereto and any other material provisions of any such arrangement; (ii) if applicable, the current version number of each Current Product; and (iii) information as to whether all rights to each Current Product and its software code are owned by either of the Companies or are licensed from one or more third parties, naming any such third party, shall be delivered by Seller to Buyer on or before the earlier to occur of the Closing Date or December 31, 1995 and shall constitute Section 4.15(a) of the Disclosure Schedule.

                           (b)      A list of all license or other agreements
pursuant to which any part or component of any Current Product is licensed by either of the Companies from a third party and a detailed description of the part or component so licensed shall be delivered by Seller to Buyer on or before the earlier to occur of the Closing Date or December 31, 1995 and shall constitute Section 4.15(b) of the Disclosure Schedule.

                           (c)      A detailed description of the video clips,
audio clips, photography, animations and other "content" files utilized or incorporated in any Current Product, including information as to (i) whether such files are owned by either of the Companies or licensed from a third party and (ii) the sources of such files shall be delivered by Seller to Buyer on or before the earlier to occur of the Closing Date or December 31, 1995 and shall constitute Section 4.15(c) of the Disclosure Schedule.

                  4.16. Returns. The general returns policy of the Companies is as set forth in Section 4.16 of the Disclosure
Schedule.

                  4.17. Competition. Except as set forth in Section 4.17 of the Disclosure Schedule, Seller does not own, directly or indirectly, any capital stock or other equity securities of, has no direct or indirect equity or ownership interest in, and is not serving as a director, officer, employee or consultant of any Person which competes with, or conducts the same business as, either of the Companies.

                  4.18. Insurance. A list of all policies or binders of insurance held by or on behalf of either of the Companies (specifying the insurer, amount of the coverage, type of insurance, expiration date of each policy, risks insured and any pending claims thereunder) shall be delivered by Seller to Buyer on or before December 15, 1995 and shall constitute Section 4.18(a) of the Disclosure Schedule. There has not been any failure to give any notice or present any material claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There are no outstanding past due premiums or claims, and there are no provisions for retroactive or retrospective premium adjustments. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Seller or either of the Companies or any director or officer thereof since Decem- ber 1, 1993. A description of all outstanding bonds and other surety arrangements issued or entered into in connection with the NewMedia Business shall be delivered by Seller to Buyer on or before December 15, 1995 and shall constitute Section 4.18(b) of the Disclosure Schedule.

                  4.19. Access to Buyer Information. Seller hereby represents that (a) it has been furnished by Buyer during the course of this transaction with all information regarding Buyer which it had requested, (b) all documents that have been reasonably requested by Seller have been made available for Seller's or Seller's counsel's inspection and review, (c) it has been afforded the opportunity for its duly authorized officers and other representatives to ask questions of and receive answers from duly authorized officers or other representatives of Buyer concerning the terms and conditions of the issuance and delivery of the SoftKey Shares to Seller by Buyer in the Mergers and (d) any other additional information which it has requested has been provided.

                  4.20. Seller's Investment Intent. Seller represents that the SoftKey Shares being issued and delivered to it hereunder are being acquired for its own account, for investment for an indefinite period of time, not as nominee or agent for any other person, firm or corporation and not for distribution or resale to others; provided, however, that the parties hereto acknowledge that Seller may dispose of some or all of its SoftKey Shares pursuant to an effective registration statement under the Securities Act, or in any transaction exempt from registration under the Securities Act. Seller agrees that it will not sell or otherwise transfer its SoftKey Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

                  4.21. Securities Legend; Stop Transfer Instructions. Seller consents to the placement of a legend on any certificate or other document evidencing its SoftKey Shares, stating that such SoftKey Shares have not been registered under the Securities Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof, including the restrictions set forth herein. Seller is aware that Buyer will make a notation in its appropriate records with respect to the restrictions on the transferability of such SoftKey Shares. Seller also consents and acknowledges that "stop transfer" instructions may be noted against the SoftKey Shares received by it hereunder.

                  4.22.  Environmental Matters.

                           (a)     To the knowledge of Seller, during any period
that either of the Companies has leased or owned its properties or owned or operated any facilities, there have not been any disposals, releases or, to the best knowledge of Seller, threatened releases of oil or petroleum or Hazardous Materials (as hereinafter defined) on, from or under such properties or facilities. For the purposes of this Agreement, the terms "facility,"
"disposal," "release" and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under: (i) CERCLA; (ii) any similar federal, state or local law; or (iii) regulations promulgated under any of the above laws or statutes.

                           (b)      To the best knowledge of Seller, none of the
properties, facilities or operations of either of the Companies is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. To the knowledge of Seller, during the time that the Companies have owned or leased their respective properties and facilities, neither of the Companies has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

                           (c)      To the knowledge of Seller, during the time
that the Companies have owned or leased their respective properties and facilities, there has been no litigation brought or, to the best knowledge of Seller, threatened against and no request for information made to Seller or either of the Companies by, or any settlement reached by Seller or either of the Companies with, any party or parties alleging the presence, disposal, release or threatened release of any oil or petroleum or Hazardous Materials on, from or under any of such properties or facilities.

                  4.23.  Taxes.

                           (a)      Except as disclosed in Section 4.23 of the
Disclosure Schedule:

                                    (i)     all returns, declarations, reports,
estimates, information returns, and statements (collectively, "Tax Returns") required to be filed by or on behalf of either of the Companies (including without limitation any consolidated or combined Tax Returns which include either of the Companies) for all periods ending on or before the Closing Date have been (or will be) timely filed (except for failures to so file which do not, in the aggregate, constitute a Material Adverse Effect and except for Tax Returns which Buyer is responsible for filing under the Tax Sharing Agreement (as hereinafter defined)), and all such Tax Returns are true, correct and complete (except for misrepresentations and omissions which do not, in the aggregate, constitute a Material Adverse Effect); neither of the Companies is required to file (or be included in) any material state Tax Returns other than in the State of California or the State of Delaware;

                                    (ii)    the Companies have timely paid (or
Seller has paid on their behalf) all Taxes due or claimed to be due by either of them by any federal, state, local or foreign taxing authority;

                   (iii) there are no liens for Taxes upon the assets of either of the Companies except liens for Taxes not yet due and payable;

                                    (iv)    no deficiency for any Taxes has been
proposed, asserted or assessed against Seller (as to either of the Companies) or against either of the Companies which has not been resolved and paid in full; there are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by or on behalf of either of the Companies (including the time for filing of Tax Returns or paying Taxes) and there are no pending requests for any such waivers, extensions or comparable consents;

                                    (v)     no audit or other proceeding by any
federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending (or is the subject of a written notice) with respect to any Taxes or Tax Return of either of the Companies (or with respect to any Tax

Return of Seller which relates to Taxes of either of the Companies); provided, however, that the description of any such audit or proceeding disclosed in
Schedule 4.23(a)(v) shall set forth the nature of the audit or proceeding, the type of Tax Return, any deficiencies proposed, asserted or assessed and the amount thereof and the tax year in question;

                                    (vi)    neither Seller (as to either of the
Companies) nor either of the Companies is a party to, is bound by or has any obligation under any Tax allocation, indemnity, or sharing agreement or similar contract or arrangement, except as provided for herein;

                    (vii) neither Seller (as to either of the Companies) nor either of the Companies has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which is reasonably likely to have a Material Adverse Effect;

                   (viii) Seller (as to the Companies and the NewMedia Business) and the Companies have each complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes of the Companies (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have each, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

                   (ix) no power of attorney granted by Seller (as to either of the Companies) or by either of the Companies with respect to any Taxes is currently in force;

                     (x) neither Seller (as to either of the
Companies) nor either of the Companies has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by either of the Companies;

                    (xi) neither Seller (as to either of the Companies) nor either of the Companies is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code;

                   (xii) neither of the Companies is, nor has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding company (as defined in Section 897(c)(2) of the Code);

                   (xiii) neither the Companies nor the Seller (nor any member of a "controlled group" (within the meaning of Section 993(a)(3) of the Code) that includes either of the Companies or the Seller) have participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code;

                  (xiv) neither of the Companies is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes; and

                    (xv) excluding any liability (under U.S.
Treasury  Regulation  ss.  1.1502-6)  for  U.S.  federal  income  taxes  of  the
affiliated   group  of  corporations  of  which  Seller  is  the  common  parent corporation and which includes the Companies, neither of the Companies is subject to liability for Taxes of any other person, including, without limitation, liability arising from the application of U.S. Treasury Regulation ss. 1.1502-6 or any analogous provision of Tax law.

                           (b)      For purposes of this Agreement, "Taxes" (in-
cluding, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, withholding, Social Security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary or combined basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto, by any taxing authority (domestic or foreign).

                  4.24.  Benefit Plans.

                           (a)      A true and complete list of each Benefit
Plan, and each other "employee benefit plan" (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA")), that is or was maintained or contributed to by either of the Companies or any affiliate of either of the Companies or by any trade or business, whether or not incorporated, which together with either of the Companies would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") within the last three years, for the benefit of any employee, former employee, consultant, officer or director of either of the Companies or any ERISA Affiliate (an "ERISA Plan") shall be delivered by Seller to Buyer on or before December 15, 1995 and shall constitute Section 4.24 of the Disclosure Schedule. Neither Seller nor either of the Companies has any commitment, whether formal or informal and whether legally binding or not, to create any additional ERISA Plan which could have a Material Adverse Effect.

                           (b)      No ERISA Plan is a "multiemployer plan," as
such term is  defined  in  Section  3(37) of ERISA;  no ERISA Plan is subject to
Section 412 of the Code or Title IV of ERISA; each of the ERISA Plans is, and has always been, operated in all material respects in accordance with the requirements of all applicable laws, and all persons who participate in the operation of such ERISA Plans and all ERISA Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted substantially in accordance with the provisions of all applicable laws. None of the ERISA Plans is intended to be "qualified" within the meaning of Section 401(a) of the Code; no ERISA Plan has an accumulated or waived funding deficiency within the meaning of
Section 412 of the Code; within the past six years no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any ERISA Plan; and no condition exists that presents a material risk to either of the Companies or any ERISA Affiliate of incurring a liability to or on account of an ERISA Plan pursuant to Title IV of ERISA.

                           (c)      Full payment has been made, or will be made
in accordance with Section 404(a)(6) of the Code, of all amounts which either of the Companies or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans as of the last day of the most recent plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof have been paid by or on behalf of either of the Companies or are properly reflected in accordance with GAAP on the financial statements of the Companies.

                           (d)      No ERISA Plan provides benefits, including,
without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of either of the Companies or any ERISA Affiliate for periods extending beyond their retirement or other termination of service for which either of the Companies are or could be liable.

                           (e)      There has been no prohibited transaction
(within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any ERISA Plan; neither of the Companies has incurred any material liability for any excise tax arising under Section 4972 or 4980B of the Code and no fact or event exists that could reasonably give rise to any such liability with respect to the filing of reports with respect to any ERISA Plan; there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the ERISA Plans, or any trusts related thereto or any trustee or administrator thereof, and no material litigation or administrative or other proceeding (including, without limitation, any litigation or proceeding under Title IV of ERISA) has occurred or, to the best knowledge of Seller, is threatened involving any ERISA Plan or any trusts related thereto or any trustee or administrator thereof.

                           (f)      Except as set forth in Section 4.24 of the
Disclosure Schedule or as expressly provided herein, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of either of the Companies to severance pay, unemployment compensation or any other similar payment, (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer, (iii) result in any employment-related expenses or liabilities the full cost of which will not be paid by Seller or (iv) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                           (g)     No employee, officer or director of either of
the Companies will be entitled to receive any compensation, remuneration or financial benefit of any kind resulting from this Agreement or the transactions contemplated hereby, except as expressly provided herein.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

                  Buyer hereby represents and warrants to Seller as follows:

                  5.1. Corporate Organization. Buyer and CUBSCO II are corporations duly organized, validly existing and in good stand-ing under the laws of the State of Delaware. CUBSCO I is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

                  5.2. Authorization. Each of Buyer and CUBSCO I and CUBSCO II has the requisite corporate power and corporate authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by each of them pursuant hereto (the "Additional Buyer's Documents") and to carry out the transactions contemplated hereby and thereby. The Boards of Directors of Buyer, CUBSCO I and CUBSCO II and the sole stockholder of CUBSCO I and CUBSCO II have taken all actions required by law, their respective charters, their respective ByLaws or otherwise to be taken by each of them to authorize the execution, delivery and performance of this Agreement and the Additional Buyer's Documents, and when fully executed and delivered, this Agreement and each of the Additional Buyer's Documents will constitute the valid and binding agreements of each of them, as the case may be, enforceable against each of them, as the case may be, in accordance with their respective terms.

                  5.3.  SEC Filings.

                           (a)      Buyer has filed all forms, reports and docu-
ments (the "SEC Reports") required to be filed by it with the SEC since January 1, 1995. The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations thereunder, as amended (collectively, the "Rules and Regulations"), and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (b)     Each of the consolidated financial statements
(including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the consolidated financial position, results of operations and changes in financial position of Buyer and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a material adverse effect on Buyer).

                  5.4. Authorization and Issuance of SoftKey Shares. The issuance of the SoftKey Shares has been duly authorized by Buyer, and upon delivery to Seller of the certificates therefor in accordance with Articles I and II hereof, the SoftKey Shares will be validly issued, fully paid and nonassessable, free and clear of all Liens and restrictions other than the restrictions imposed herein or by the Rules and Regulations.

                  5.5. Consents and Approvals; Non-Contravention. Neither the execution, delivery or performance of this Agreement or any of the Additional Buyer's Documents by Buyer, CUBSCO I or CUBSCO II nor the consummation by each of them of the transactions contemplated hereby or thereby nor compliance by each of them with any of the provisions hereof or thereof will (a) violate any provision of the Restated Certificate of Incorporation, as amended, or By-Laws of Buyer or the Certificates of Incorporation of CUBSCO I or CUBSCO II, (b) except as may be required under the HSR Act, require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets, (d) violate any contract to which Buyer is a party or by which it is bound or (e) violate any applicable law, statute, ordinance, rule or regulation, except in the case of clauses (c) and (d), for such violations which would not materially impair the ability of Buyer to perform its obligations hereunder or under any agreements entered into between Buyer and Seller, either alone or together with any other parties thereto, as of the date of this Agreement and which would not, individually or in the aggregate, have a material adverse effect on Buyer.

                  5.6.  Litigation.  There is no claim, action, suit,
inquiry, proceeding or investigation by or before any Govern-
mental Entity pending or, to Buyer's knowledge, threatened against or involving Buyer which in any manner seeks injunctive or other non-monetary relief with respect to the transactions contemplated hereby or otherwise seeks to prevent, enjoin, alter or delay any transaction contemplated hereby, nor is there any basis for any such claim, action, suit, inquiry, proceeding or investigation. Buyer is not subject to any order, writ, injunction or decree which, individually or in the aggregate, has or in the future would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  6.1. Consents and Other Approvals. Buyer and Seller shall, and Seller shall cause the Companies to, use their respective best efforts to comply promptly with all legal requirements which may be imposed on itself with respect to the transactions contemplated hereby and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed on any of them in connection with the transactions contemplated hereby. Buyer and Seller shall, and Seller shall cause the Companies to, use their respective best efforts to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Buyer, Seller or either of the Companies in connection with the transactions contemplated hereby.

                  6.2.  Related Agreements and Instruments.

                           (a)      Buyer and Seller each agree to execute and
deliver the Registration Rights Agreement on or prior to the Closing Date.

                           (b)      Seller and Buyer each agree to execute and
deliver the Standstill Agreement on or prior to the Closing Date.

                           (c)     Seller agrees to present evidence satisfacto-
ry to Buyer, prior to the Closing Date, of the full amount of all indebtedness of CNI to Seller and Seller's affiliates as of the Closing. Buyer agrees either:
(i) to execute and deliver to Seller a promissory note for the full amount of all indebtedness of CNI to Seller and Seller's affiliates as of the Closing (but in no event in an amount greater than $17 million) substantially in the form attached hereto as Exhibit E in full satisfaction of all indebtedness of CNI to Seller and Seller's affiliates as of the Closing (the "Buyer's Note") or (ii) to issue and deliver to Seller at the Closing, in full satisfaction of all indebtedness of CNI to Seller and Seller's affiliates as of the Closing, the number of shares of SoftKey Common Stock obtained by dividing the full amount of all indebtedness of CNI to Seller and Seller's affiliates as of the Closing (but in no event in an amount greater than $17 million) by the volume-weighted average of the closing prices for SoftKey Common Stock as quoted over the Nasdaq National Market for the 10 full trading days ending on the second full trading day prior to the Closing. All indebtedness of CLC to Seller and Seller's affiliates will be cancelled immediately prior to the Closing.

                           (d)      CNI, CLC, Seller and Buyer each agree to
execute and deliver to the other parties on or prior to the Closing Date a Tax Sharing Agreement in the form attached hereto as Exhibit F (the "Tax Sharing Agreement").

                           (e)      Seller agrees to execute and deliver a
certificate satisfying the requirements of Section 1445(b)(2) or Section 1445(b)(3) of the Code, as the case may be, in either case, in form and substance satisfactory to Buyer (the "Tax Certificate").

                  6.3. Conduct of the NewMedia Business. Prior to the Closing, unless Buyer shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

                           (a)      the Companies shall conduct the NewMedia
Business only in the ordinary and usual course consistent with past practice, and the Companies shall use all reasonable efforts to preserve intact the present business organization, keep available the services of their respective present officers and key employees, and preserve the goodwill of those having business relationships with each of them;

                           (b)      neither of the Companies shall (i) amend its
Articles of Incorporation, By-Laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property (except that the Companies are permitted to make a distribution to Seller of any receivable owing to Seller to the extent arising under any existing tax sharing agreement between Seller and either of the Companies) or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

                           (c)      neither of the Companies shall (i) authorize
for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, or rights or securities convertible into, any shares of its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);
(ii) merge or consolidate with another entity; (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another entity or otherwise acquire any assets outside the ordinary course of the NewMedia Business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of the NewMedia Business and consistent with past practice; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary course of the NewMedia Business and consistent with past practice;
(v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of the NewMedia Business and consistent with past practice; (vi) incur or assume any additional indebtedness to Seller or any of Seller's affiliates other than in the ordinary course of the NewMedia Business and consistent with past practice; (vii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person other than in the ordinary course of the NewMedia Business and consistent with past practice;
(viii) make any loans, advances or capital contributions to, or investments in, any other Person (other than cash advances to employees for travel or entertainment expenses in the ordinary course of the NewMedia Business); (ix) authorize or make capital therefor; (x) permit any insurance policy naming either of the Companies as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of the NewMedia Business; or (xi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                           (d)      neither of the Companies shall (i) adopt,
enter into, terminate or amend (except as may be required by applicable law) any Benefit Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in compensation (including without limitation salary and bonus) in the ordinary course of the NewMedia Business and consistent with past practice) or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any Benefit Plan;

                           (e)      neither of the Companies shall take any
action with respect to, or make any material change in, its accounting policies or procedures, except as may be required by a change in generally accepted accounting principles as required by the Federal Accounting Standards Board (or another authorized accounting body) or the SEC;

                           (f)     neither of the Companies shall knowingly take

any action which would jeopardize qualification of the Mergers as reorganizations within the meaning of Section 368(a) of the Code;
and

                           (g)      neither of the Companies shall make any Tax
election or settle or compromise any income Tax liability or file any income Tax Return prior to the last day (including extensions) prescribed by law, which election, liability or Tax Return is material to the business, financial condition or results of operations of the Companies or the NewMedia Business.

                  6.4. Audited Financial Statements. Seller shall provide Buyer with audited financial statements of the Companies as of and for the years ended December 26, 1993 and December 25, 1994 (and, if the Closing shall occur after December 31, 1995, as of and for the year ended December 31, 1995) at or prior to the Closing or as soon as practicable after the Closing.

                  6.5. Conveyance Taxes. Seller and Buyer shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer and stamp Taxes, (ii) any recording, registration and other fees and (iii) any similar Taxes or fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing Date.

                  6.6. Severance and Termination Costs. Seller agrees to directly pay, or to promptly reimburse Buyer and its subsid-iaries for the payment of any Losses (as hereinafter defined) in-curred or sustained by any of them, directly or indirectly, as a result of or in connection with the termination by Buyer during the period commencing at the Closing Date and ending six months after the Closing Date of any employee of either of the Companies immediately prior to the Closing; provided, however, that notwithstanding anything contained herein to the contrary, (a) Seller shall only be obligated to make such payments or reimbursements for Losses (i) to the extent that such Losses are incurred or sustained by Buyer pursuant to (A) provisions in Benefit Plans, agreements and arrangements in existence prior to the Closing (whether or not written), (B) requirements of or under applicable law, rules and regulations and (C) any other ordinary and customary practices and policies of Seller or either of the Companies as in effect immediately prior to the Closing, including such practices with respect to payments made pursuant to Clause (a)(i)(A) or
(a)(i)(B) of this Section 6.6; and (b) in no event shall Seller be obligated to make such payments or reimbursements for any Losses in excess of $750,000 in the aggregate (except for any such Losses relating to the lawful termination during the periods specified above of any of the five individuals listed in Section 6.6 of the Disclosure Schedule, as to each of which individuals Seller shall be obligated to make payments or reimbursements hereunder for any such Losses in excess of ten weeks aggregate compensation for such individual). "Losses" shall, include any loss, liability (including without limitation any liability for Taxes), damage, deficiency, cost and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees). Buyer agrees to provide to Seller, on or before the date which is 30 days after the Closing Date, a list setting forth the names of any such employees which it intends to terminate within the six-month period referenced in the preceding sentence, together with a description of any severance and termination costs and expenses expected to be incurred by Buyer and its Subsidiaries in accordance with the preceding sentence.

                  6.7.  Noncompetition.

                           (a)  For a period of two years after the Closing
(the "Noncompete Period"), neither Seller nor any of its affiliates shall, directly or indirectly, compete (as hereinafter defined) with Buyer without the prior written consent of Buyer, except that any financial interest or other relationship or arrangement with a third party existing on the date hereof shall not be deemed to "compete" with Buyer as provided herein. For purposes of this
Section 6.7(a), the term "compete" shall mean: (i) directly or indirectly having a financial interest in any entity which has as a substantial part of its business the distribution of consumer software on CD-ROMS to retailers and end-users, except that Seller's beneficial ownership of not more than 20% of the securities of any such entity having total revenues of less than $20 million for the twelve-month period ending as of the end of the most recent fiscal quarter of each entity prior to Seller's initial acquisition of such ownership shall not constitute a violation of this Section 6.7(a); or (ii) directly or indirectly engaging or participating in, or conducting as an owner, manager or consultant of, or having a financial interest in, or aiding or assisting anyone else in the conduct of, any publisher of encyclopedia products for on-line (or other electronic) distribution or for production and distribution on CD-ROMS.

                           (b)      During the Noncompete Period, Seller shall
not: (i) hire, entice or in any other manner persuade or attempt to persuade any employee of either of the Companies (immediately prior to the Closing) or Buyer or any of their respective subsidiaries or affiliates to discontinue his or her relationship or violate any agreement with either of the Companies (immediately prior to the Closing) or Buyer or any of their respective subsidiaries or affiliates as employee, unless (A) Seller locates or identifies the employee for recruiting and employment through general recruiting efforts in the ordinary course of business and consistent with past practice or (B) contact between Seller and the employee, is initiated by that employee (without any prior direct or indirect intervention, prompting or notice by or from Seller, except as permitted in clause (A) of this Section 6.7(b)(i); or (ii) knowingly induce or knowingly attempt to induce any independent contractor, dealer, supplier client or customer of either of the Companies to discontinue his or her relationship or violate any agreement with either of the Companies as independent contractor, dealer, supplier, client or customer, respectively.

                           (c)      In the event the restrictions against engag-
ing in competitive activity contained in Section 6.7(a) shall be determined by any court of competent jurisdiction to be unen- forceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only for the maximum period of time for which they may be enforceable, and over the maximum geographical area as to which they may be enforceable, and to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

                  6.8. CNI Recapitalization. Prior to the Closing, Seller shall contribute to the capital of CNI each outstanding share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in a transaction constituting a recapi- talization within the meaning of Section 368(a)(1)(E) of the Code. As a result of the recapitalization transaction, no shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock will be outstanding at and as of the Closing.

                  6.9. Further Assurances. From time to time after the Closing, Seller will use all reasonable efforts: (a) to obtain any licenses, permits, waivers, consents, authorizations, qualifications and orders of Governmental Entities or other Persons or entities as Buyer shall reasonably request to enable the Companies to enjoy after the Closing the rights and benefits presently enjoyed by the Companies in the conduct of the NewMedia Business; (b) to transfer to the Companies, at the expense of Seller all rights in respect of the Assets or any leases, licenses or other contracts, commitments or agreements held by Seller or any of the Companies' respective affiliates used in or necessary for the conduct of the NewMedia Business in substantially the same manner as it is presently conducted (including without limitation those relating to the Assets) or otherwise use all reasonable efforts to provide benefits to the Companies or their respective assignees of such Assets or under such leases, licenses and other contracts, commitments and agreements which are at least as favorable as those in effect immediately prior to the Closing and (c) to provide Buyer with any additional information reasonably requested by Buyer to enable Buyer to comply with SEC reporting and other legal compliance requirements.


                                   ARTICLE VII

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

                  All obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver prior to or at the Closing of the following conditions:

                  7.1. No Injunction or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting or preventing consummation of the transactions contemplated by this Agreement (an "Injunction") shall be in effect.

                  7.2. Regulatory Approvals. All applicable waiting periods under the HSR Act with respect to the transactions con-templated hereby shall have expired or been terminated.

                  7.3. Standstill Agreement. Seller shall have executed and delivered the Standstill Agreement.

                  7.4. Tax Sharing Agreement. Seller, CNI and CLC shall have executed and delivered the Tax Sharing Agreement.

                  7.5. Section 1445 Certificate. Seller shall have delivered to the Buyer the Tax Certificate.


                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

                  All obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver prior to or at the Closing of the following conditions:

                  8.1. No Injunction or Restraints. No Injunction shall be in effect.

                  8.2. Regulatory Approvals. All applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  8.3. Registration Rights Agreement. Buyer shall have executed and delivered the Registration Rights Agreement.

                  8.4. Tax Sharing Agreement. Buyer shall have executed and delivered the Tax Sharing Agreement.

                  8.5.  Section 6.2(c) Election.  Buyer shall have either
(a) executed and delivered to Seller the Buyer's Note or (b) made the election provided for in clause (ii) of Section 6.2(c).

                                   ARTICLE IX

                          TERMINATION PRIOR TO CLOSING

                  9.1. Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing, as follows:

                           (a)      by mutual written consent of Buyer and
Seller; or

                           (b)      by Seller or Buyer, if the Closing has not
occurred on or before December 31, 1996 and this Agreement has not previously been terminated; provided, however, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                  9.2. Effect of Termination. In the event this Agreement is terminated pursuant to Section 9.1 hereof, this Agreement shall become wholly void and of no force or effect, without any liability or further obligation on the part of the Seller or the Buyer, except that the provisions and obligations set forth in Sections 10.2, 10.3, 10.7, 10.8 and 10.12 shall survive such termination. No termination of this Agreement shall terminate or otherwise impair the Confidentiality Agreement dated November 8, 1995 between the Buyer and Tribune New Media Company (the "Confidentiality Agreement").


                                    ARTICLE X

                               GENERAL PROVISIONS

                  10.1. Amendment and Waiver. No amendment of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other parties shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

                  10.2.  Expenses.  Except as otherwise  expressly  provided for herein, whether or not the transactions contemplated by this Agreement shall be consummated, each of the parties hereto agrees to pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees of its counsel, consultants and accountants.

                  10.3. Broker's and Finder's Fees. Except for investment banking fees payable by Seller to Salomon Brothers Inc and Buyer to Montgomery Securities in connection with this Agreement and the transactions contemplated hereby as previously disclosed, Seller hereby represents and warrants to Buyer with respect to Seller and the Companies, and Buyer hereby represents and warrants to Seller with respect to Buyer, that no Person or entity is entitled to receive from Seller or either of the Companies, on the one hand, or from Buyer, on the other hand, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby.

                  10.4. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally, if telecopied (only if confirmed), if sent by FedEx or other overnight courier or delivery service or if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or facsimile numbers:

                           (a)      If to Buyer, CUBSCO I or CUBSCO II

                                    c/o SoftKey International Inc.
                                    One Athenaeum Street
                                    Cambridge, Massachusetts  02142
                                    Facsimile No.:  (617) 494-5660
                                    Attention:  Neal S. Winneg, Esq.


                                    With a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom
                                    One Beacon Street
                                    Boston, Massachusetts  02108
                                    Facsimile No.:  (617) 573-4822
                                    Attention:  Louis A. Goodman, Esq.

                           (b)      If to Seller:

                                    c/o Tribune New Media Company
                                    Two Prudential Plaza
                                    Suite 1200
                                    Chicago, Illinois  60601
                                    Facsimile No.:  (312) 540-4677
                                    Attention:  President


                                    With a copy to:

                                    Tribune Company
                                    435 North Michigan Avenue
                                    Chicago, Illinois  60611
                                    Facsimile No.:  (312) 222-4206
                                    Attention:  Vice President and
                                                General Counsel


The address or facsimile number of a party, for the purposes of this Section 10.4(b), may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses and facsimile numbers provided herein shall be deemed to continue in effect for all purposes hereunder.

                  10.5. Entire Agreement; Binding Effect. This Agreement and the documents referred to herein (a) constitute the entire agreement and supersede all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (provided that the Confidentiality Agreement shall survive the execution of this Agreement) and (b) shall not be assigned by either party (by operation of law or otherwise) without the prior written consent of the other party, except that Buyer may assign, in its sole discretion, any of its rights, interests and obligations hereunder to any wholly owned subsidiary of Buyer; provided, however, that no such assignment shall relieve Buyer of its obligations hereunder.

                  10.6. Survival. No representation or warranty con-tained in this Agreement shall survive the Closing; provided, however, that the representations and warranties set forth in Sections 4.2, 4.4, 5.2 and 5.4 shall survive the Closing for two years, but thereafter shall be of no further force or effect.
This Section 10.6 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

                  10.7. Remedies. The remedies available to any party for any breach of this Agreement by any other party shall be cumulative and shall not preclude the assertion by any such party of any other rights or the seeking of any other legal, equitable or statutory remedies against any other party.

                  10.8. Applicable Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Delaware, without giving effect to the principles thereof relating to conflicts of laws, except that the CNI Merger shall be governed by the CGCL.

                  10.9. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, subject to
Section 10.5(b) hereof, their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  10.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.11. Headings; Pronouns and Conjunctions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated herein or the context otherwise requires, the masculine pronoun shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular.
The word "or" shall not be deemed exclusive.

                  10.12. Announcements. Except as required by law or the rules of any national securities exchange, for so long as this Agreement is in effect (or as provided in Section 9.2 hereof), no announcement of this Agreement or the transactions contemplated hereby shall be made by any of the parties without the written consent of the other party or parties, which consent shall not be unreasonably withheld.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal as of the date first written above.


                                              SOFTKEY INTERNATIONAL INC.


                                              By:/s/ Michael J. Perik
                                                 Name:  Michael J. Perik
                                                 Title: Chief Executive Officer


                                              CUBSCO I INC.


                                              By:/s/ Michael J. Perik
                                                 Name:  Michael J. Perik
                                                 Title: Chief Executive Officer


                                              CUBSCO II INC.


                                              By:/s/ Michael J. Perik
                                                 Name:  Michael J. Perik
                                                 Title: Chief Executive Officer


                                              TRIBUNE COMPANY


                                              By:/s/ David Hiller
                                                 Name:  David Hiller
                                                 Title: Senior Vice President


                                              COMPTON'S NEWMEDIA, INC.


                                              By:/s/ Stanley Gradowski
                                                 Name:  Stanley Gradowski
                                                 Title: Secretary


                                              COMPTON'S LEARNING COMPANY


                                              By:/s/ Stanley Gradowski
                                                 Name:  Stanley Gradowski
                                                 Title: Secretary

                                                                      Exhibit A



                               AGREEMENT OF MERGER


         This Agreement of Merger is made as of [ ], 1995 ("Agreement") by and between Compton's NewMedia, Inc., a California corporation ("CNI"), SoftKey International Inc., a Delaware corporation ("Parent"), and Cubsco I Inc. ("Cubsco I"), a California corporation and a wholly owned subsidiary of Parent.

         CNI is hereinafter called "Surviving Corporation." Cubsco I is hereinafter called "Merging Corporation." Surviving Corporation and Merging Corporation together are herein sometimes called the "Constituent Corporations."

         Parent is organized in Delaware. Its authorized capital stock consists of 60,000,000 shares of common stock, par value $.01 per share (the "Parent common stock"). As of the date hereof, approximately [ ] shares have been issued and are outstanding. Parent shall be authorized, at the time of the merger provided for herein, to issue the number of shares of Parent common stock issuable to the sole stockholder of CNI under the Merger Agreement (as hereinafter defined). Parent, as the sole holder of all issued and outstanding shares of capital stock of Merging Corporation is entitled to cast one vote per share on the adoption and approval of this Agreement and on all other matters submitted to it as the sole stockholder of Merging Corporation.

         Surviving Corporation is organized in California. Its authorized capital stock consists of 10,000,000 shares of common stock (the "Surviving common stock"). As of the date hereof, 1,173,000 shares have been issued and are outstanding.

         Merging Corporation is organized in California. Its authorized capital stock consists of 1000 shares of capital stock, par value $.01 per share (the "Merging common stock"). As of the date hereof, 1,000 shares have been issued and are outstanding.

         This Agreement is being entered into pursuant to an Agreement and Plan of Merger, dated November 30, 1995, (the "Merger Agreement") by and between SoftKey Interna-tional Inc., a Delaware corporation, Cubsco I Inc., a California corporation, Cubsco II Inc., a Delaware corporation, Tribune Company, a Delaware corporation, Compton's NewMedia, Inc., a California corporation, and Compton's Learning Company, a Delaware corporation.

         The  Boards of  Directors  of each of  Surviving  Corporation,  Merging
Corporation and Parent (a) have determined that the merger of Merging Corporation with and into Surviving Corporation (the "Merger") is in the best interests of each such corporation, respectively, and the respective sole stockholders of Merging Corporation and Surviving Corporation and (b) have approved the Merger as provided herein.

                  In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Merger. Merging Corporation shall be merged with and into Surviving Corporation and Surviving Corporation shall survive the Merger.

         2. Effective Date. Pursuant to Section 110(c) of the California General Corporation Law (the "CGCL"), this instrument and the Merger contemplated herein shall become effective when a copy of this Agreement, with the required officers' certificates attached, is filed in accordance with Section 1103 of the CGCL. The date and time upon which the Merger becomes effective in accordance with the foregoing sentence is sometimes referred to herein as the "Effective Date." The Merger shall have the effects set forth in the CGCL.

         3. Articles of Incorporation and Bylaws. The articles of incorporation of Surviving Corporation, as amended and in effect on the Effective Date, shall continue to be the articles of incorporation of Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of Surviving Corporation, as amended and in effect on the Effective Date, shall continue to be the Bylaws of Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

         4. Directors and Officers. The directors and offi-cers of Surviving Corporation shall consist of the direc-tors and officers of Merging Corporation immediately prior to the Effective Date, each to hold office in accordance with the CGCL and the articles of incorporation and Bylaws of Surviving Corporation, until their respective successors are duly elected and qualified.

         5. Succession.  On the Effective Date, Surviving
Corporation shall succeed to Merging Corporation in the manner of and as more fully set forth in Section 1107 of the CGCL.

         6. Further Assurances. At any time after the Effective Date, the last acting officers of Merging Corporation or the corresponding officers of Surviving Corporation may, in the name of such corporations, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other actions as Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in Surviving Corporation title to and possession of all of Merging Corporation's property, rights, privileges, powers, franchises, immunities and interests and otherwise to carry out the purposes of this Agreement.

         7. Capital Stock of Merging Corporation. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the capital stock of Merging Corporation outstanding immediately prior thereto shall be changed into and become one fully paid and nonassessable share of the capital stock of Surviving Corporation.

         8. Capital Stock of Surviving Corporation. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, the then outstanding shares of Surviving Corporation will be converted into the right to receive the aggregate number of shares of Parent common stock.

         9. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the capital stock of Merging Corporation shall be deemed for all purposes to evidence ownership of and to represent the shares of Surviving Corporation into which the shares of Merging Corporation represented by such certificates have been changed as herein provided. The registered owner on the books of Merging Corporation of such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or exchange or otherwise accounted for to Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon the shares of, Surviving Corporation evidenced by such outstanding certificates as above provided.

         11. Abandonment. This Agreement may be abandoned at any time before the Effective Date by the mutual consent of the parties hereto.

         12. Counterparts. In order to facilitate the filing of this Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws thereof.

                  Each of the parties has caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.


                            COMPTON'S NEWMEDIA, INC.



                            By:______________________
                               Name:
                               Title:



                            CUBSCO I INC.


                            By:______________________
                               Name:   Neal S. Winneg
                               Title:  Vice President and Secretary




                           SOFTKEY INTERNATIONAL INC.



                            By:______________________
                               Name:   Neal S. Winneg
                               Title:  Vice President and Secretary

                                                                      Exhibit B


                              CERTIFICATE OF MERGER
                                       OF
                                 CUBSCO II INC.
                                      INTO
                           COMPTON'S LEARNING COMPANY




                              Pursuant to Section 251(c) of the General
                              Corporation Law of the State of Delaware




                  Compton's Learning Company, a Delaware corpora-tion, does hereby certify to the following facts relating to the merger of Cubsco II Inc. into Compton's Learning
Company (the "Merger"):
                  FIRST: The names and states of incorporation of the constituent corporations to the Merger are as follows:

                  Name                                                 State

Compton's Learning Company                                             Delaware

Cubsco II Inc.                                                         Delaware

                  SECOND: An Agreement and Plan of Merger dated November 30, 1995 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

                  THIRD: The name of the corporation surviving the Merger is Compton's Learning Company (the "Surviving
Corporation").

                  FOURTH: The text of the Certificate of Incor-poration of the Surviving Corporation is set forth as Exhibit A to this Certificate of Merger.

                  FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation, One Athenaeum
Street, Cambridge, MA 02142.

                  A copy of the Agreement and Plan of Merger will be furnished upon request and without cost to any stockholder of either constituent corporation.

                  IN WITNESS WHEREOF, Compton's Learning Company has caused this Certificate of Merger to be executed in its corporate name this ____ day of ___________, 1995.



                           COMPTON'S LEARNING COMPANY



                                            By:
                                                Name:
                                                Title:

                 SECURITIES RESALE REGISTRATION RIGHTS AGREEMENT

                          Dated as of November 30, 1995

                                  by and among
                                 TRIBUNE COMPANY
                                       and
                           SOFTKEY INTERNATIONAL INC.










93710.01
                                       -1-

                 SECURITIES RESALE REGISTRATION RIGHTS AGREEMENT


                  This SECURITIES RESALE REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 30, 1995 by and among SOFTKEY INTERNATIONAL INC., a Delaware corporation (the "Company"), and TRIBUNE COMPANY, a Delaware corporation (the "Purchaser"), which Purchaser (i) has agreed to purchase from the Company $150,000,000 principal amount of 5 1/2% Senior Convertible/ Exchangeable Notes due 2000 (the "Notes") pursuant to the Purchase Agreement (as defined below) and (ii) will acquire shares of Common Stock (as defined below) pursuant to the Merger Agreement (as defined below).

                  This Agreement is made pursuant to (i) the Securities Purchase Agreement dated as of November 30, 1995 (the "Purchase Agreement") by and among the Company and the Purchaser and (ii) the Agreement and Plan of Merger dated as of November 30, 1995 providing for two separate reverse subsidiary mergers of wholly owned subsidiaries of the Company with and into wholly owned subsidiaries of the Purchaser (the "Merger Agreement"). In order to induce the Purchaser to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is provided for in the Purchase Agreement.

                  The parties hereby agree as follows:


SECTION 1.  DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Act:  Securities Act of 1933, as amended.
                  Agreement:  As defined in the preamble hereto.
                  Broker-Dealer: Any broker or dealer registered under the Exchange Act (as hereinafter defined).

                  Certificate of Designation:  The Certificate of
Designation for the Preferred Shares.

                  Closing Date: The earliest to occur of (a) the closing of the transactions contemplated by the Merger Agreement and (b) the purchase and sale of the Notes to the Purchaser.

                  Commission:  Securities and Exchange Commission.

                  Common Stock: Common Stock of the Company, par value $.01 per share.

                  Company:  As defined in the preamble hereto.

93710.01
                                       -1-

                  Effectiveness Target Date:  As defined in Section 3
                  -------------------------
hereof.

                  Exchange Act: Securities Exchange Act of 1934, as amended.

                  Exempt Resales: Any transaction exempt from the registration requirements of the Act in which the Purchaser sells the Notes, including without limitation sales (i) to "qualified institutional buyers," as such term is defined in Rule 144A under the Act ("QIBs"), (ii) to institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Act ("Accredited Institutions") and (iii) outside the United States, to certain persons in offshore transactions in reliance on Regulation S under the Act.

                  Holder:  As defined in Section 2(b) hereof.

                  Indemnified Holder:  As defined in Section 6(a) hereof.

                  Indenture: The Indenture by and among the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture as amended, modified or supplemented from time to time in accordance with the terms thereof.

                  Interest Payment Date: As defined in the Indenture and the Notes.

                  NASD:  National Association of Securities Dealers, Inc.

                  Person: An individual, partnership, corporation, trust, unincorporated organization or a government, agency or political subdivision thereof.

                  Preferred Shares: The Company's 5 1/2% Series C Convertible Preferred Stock into which the Notes are exchangeable at the option of the Holders thereof.

                  Prospectus: The prospectus included in the Registration Statement, as amended or supplemented including without limitation by any post-effective amendments thereto, and all material incorporated by reference into such prospectus.

                  Purchase Agreement:  As defined in the preamble hereto.

                  Purchaser:  As defined in the preamble hereto.

                  Registrable Securities: As defined in Section 3(a)(i) hereto.

                  Registration Statement: The continuous registration statement of the Company which is filed pursuant to Rule 415 under the Act, including the Prospectus included therein, all

93710.01
                                       -2-
amendments and supplements thereto (including any post-effective amendments) and all exhibits and material incorporated by reference therein.

                  Shelf Filing Deadline:  As defined to Section 3 hereof.

                  TIA:  The Trust Indenture Act of 1939 (15 U.S.C.
Section 77aaa-77bbbb), as amended and in effect on the date of the Indenture.

                  Transfer Restricted Securities: Each Note, each Preferred Share and each share of Common Stock (i) issuable upon conversion of the Notes or Preferred Shares and (ii) issuable to Purchaser under the Merger Agreement held by the Purchaser or, except in the case of shares of Common Stock issuable to Purchaser under the Merger Agreement, its transferee until the date on which such Note, Preferred Share or share of Common Stock, as the case may be, has been registered under the Act and disposed of in accordance with an effective Registration Statement.

                  Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.


SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

                  (a) Transfer Restricted Securities: The securities entitled to the benefits of this Agreement are the Transfer
Restricted Securities and, more particularly, the Registrable
Securities.

                  (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities of record.


SECTION 3. REGISTRATION

                  (a)  Shelf Registration.  The Company hereby agrees to:

                  (i) use its best efforts to file or cause to be filed the Registration Statement on or prior to the 90th day after the Closing Date (the "Shelf Filing Deadline"), which Registration Statement shall provide for resales of all Transfer Restricted Securities except (A) Transfer Restricted Securities held by transferees of any Holder who or which becomes a Holder after the Registration Statement is declared effective and (B) Transfer Restricted Securities held by the transferee of any Holder who or which holds less than $5,000,000 in principal amount of the Notes or the equivalent (on an "as exchanged" or "as converted" basis) in

93710.01
                                       -3-

         Preferred Shares or shares of Common Stock (such Transfer Restricted Securities being hereinafter referred to as the "Registrable Securities"), provided that the Holders thereof shall have provided the information required pursuant to Section 3(b) hereof; and

                  (ii) use all reasonable efforts to cause the Registration Statement to be declared effective by the Commission as promptly as practicable after the Closing Date (the "Effectiveness Target Date").

Subject to any notice by the Company in accordance with Section 4(b) hereof of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, the Company shall use all reasonable efforts to keep the Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 4(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this
Section 3(a) and to ensure that the Registration Statement conforms to the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time thereunder for a period of at least three years following the Closing Date.

                  (b) Certificated Securities; Provision by Holders of Certain Information in Connection with the Registration Statement. No Holder of Registrable Securities may include any of its Transfer Restricted Securities in the Registration Statement pursuant to this Agreement unless (i) such Holder holds such Transfer Restricted Securities in the form of physical certificates and (ii) until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Registration
Statement or any Prospectus or preliminary Prospectus included therein. In connection with all such requests for information from Holders of Registrable Securities, the Company shall notify such Holders of the requirements set forth in the preceding sentence. Each Holder as to which the Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.


SECTION 4.  REGISTRATION PROCEDURES

                  (a) In connection with the Registration Statement, the Company shall comply with all the provisions of Section 4(b) below and shall use all reasonable efforts to effect such registration to permit the resale of the Registrable Securities

93710.01
                                       -4-
being sold in accordance with the intended method or methods of distribution thereof.

                  (b) In connection with the Registration Statement and any Prospectus required by this Agreement, the Company shall:

                  (i) subject to Section 4(b)(xv) hereof, use all reasonable efforts to keep the Registration Statement continuously effective and provide all requisite financial statements for the period specified in
         Section 3 of this Agreement; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resales of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to the Registration Statement correcting any such misstatement or omission, and, in the case of either clause (A) or
         (B), except as set forth in Section 4(b)(xv) below, use all reasonable efforts to cause such amendment to be declared effective and the Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period as will terminate when all Registrable Securities covered by the Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, cause the Prospectus to be filed pursuant to Rule 424 under the Act and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Registration Statement or supplement to the Prospectus;

                  (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or

93710.01
                                       -5-
         of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any which would require additional disclosure of material, nonpublic information by the Company in the Registration Statement as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with Commission requirements) that makes untrue any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish to each of the selling Holders, upon request, and to each of the underwriter(s), if any, before filing with the Commission, copies of the Registration Statement or any Prospectus included therein and any amendments or supplements thereto (including all documents incorporated by reference prior to the effectiveness of the Registration Statement), which documents, other than documents incorporated by reference, will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company shall not file the Registration Statement or Prospectus or any amendment or supplement to the Registration Statement or Prospectus to which a selling Holder of Registrable Securities covered by the Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof; a selling Holder or underwriter(s), if any, shall be deemed to have reasonably objected to such filing only if the Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                  (v) if practicable, promptly prior to the filing of any document that is to be incorporated by reference into the Registration Statement or Prospectus subsequent to the effectiveness thereof, and in any event no later than the

93710.01
                                       -6-
         date such document is filed with the Commission, provide copies of such document to the selling Holders, if requested, and to the underwriter(s), if any, make representatives of the Company available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                  (vi) make available at reasonable times for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to the Registration Statement and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Holder, underwriters, attorney or accountant in connection with the Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                  (vii) if requested by any selling Holders or the underwriters, if any, promptly incorporate in the Registration Statement or any Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (viii) cause the Notes or Preferred Shares covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes, in the case of the Notes, or a majority of the Preferred Shares, in the case of the Preferred Shares, or the underwriter(s) for any Underwritten Offering of such Notes or Preferred Shares, if any;

                  (ix)  [Intentionally omitted]

                  (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of each Prospectus (including each preliminary prospectus intended for public distribution) and any amendment or

93710.01
                                       -7-
         supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of each Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by any Prospectus or any amendment or supplement thereto;

                  (xi) enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and, subject to Section 4(b)(xv) hereof, take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to the Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Purchaser or by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to the Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                           (A) furnish to the Purchaser, each selling Holder and
                  each underwriter, if any (including any Broker- Dealer who may be deemed to be an underwriter), officers' certificates, legal opinions and comfort letters, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Registration Statement;

                           (B) set forth in full or  incorporate by reference in
                  the underwriting agreement, if any, indemnification provisions and procedures substantially in the form of those set forth in
                  Section 6 hereof with respect to all parties required to be indemnified pursuant to said Section 6; and

                           (C) deliver such other documents and  certificates as
                  may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause
                  (xi), if any.

                  (xii) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request; and do any and all other acts or

93710.01
                                       -8-
         things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii)   cooperate   with   the   selling   Holders   and  the
         underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Registrable Securities made by such underwriter(s);

                  (xiv) use all reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause
         (xii) above;

                  (xv) as soon as reasonably practicable after the occurrence of any fact or event of the kind described in clause (b)(iii)(D) above, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which it was made, to make the statements therein not misleading, provided, however, that notwithstanding anything to the contrary herein, the Company shall not be required to prepare and file such a supplement or post-effective amendment or document if the fact no longer exists; and provided further however, that, in the event of a material business transaction (including without limitation pending negotiations relating to such transaction) which based upon the advice of outside counsel reasonably acceptable to the Purchaser, would require disclosure by the Company in the Registration Statement of material, nonpublic information which the Company has a bona fide business purpose for not disclosing, then for so long as such circumstances and such business purpose continue to exist (provided that such period may not exceed 120 days in any calendar year), the

93710.01
                                       -9-

         Company shall not be required to prepare and file a supplement or post-effective amendment hereunder;

                  (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depositary Trust Company;

                  (xvii) cooperate in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use all reasonable efforts to cause the Registration
         Statement to become effective and be approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Registrable Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xviii) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter, as applicable, commencing after the effective date of the Registration Statement;

                  (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the Registration Statement, and, in connection therewith: cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                  (xx) cause all Registrable Securities covered by the Registration Statement to be listed on any securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Notes, the Holders of a

93710.01
                                      -10-
         majority of shares of the Preferred Shares, or the managing underwriter(s), if any; and

                  (xxi) provide promptly to each Holder upon request any document filed with the Commission pursuant to the requirements of
         Section 13 and Section 15 of the Exchange Act.

               Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of a supplemented or amended Prospectus as contemplated by Section 4(b)(xv) hereof, or until it is advised in writing (the "Advice) by the Company that the use of the Prospectus may be resumed, and, has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(b)(iii)(D) hereof to and including the date when each selling Holder covered by the Registration
Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(b)(xv) hereof or shall have received the Advice.

               Each Holder, by acquisition of a Transfer Restricted Security, agrees that, to the extent that (A) such Holder is deemed to be an "affiliate" of the Company for purposes of the Securities Act or Accounting Series 130 and 135 of the Commission and (B) (i) the Company has entered into a business combination transaction intended to be accounted for as a pooling of interests and (ii) such accounting treatment requires affiliates of the Company to not dispose of or otherwise reduce such affiliate's risk with respect to any Common Stock of the Company during the period beginning 30 days prior to the effective date of the transaction and until after such time as results covering at least 30 days of combined operations of the combined entity have been published, such Holder shall deliver to the Company an "affiliate letter" in reasonable and customary form and reasonably satisfactory to the Company.




93710.01
                                      -11-

SECTION 5. REGISTRATION EXPENSES

               (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company regardless of whether the Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses associated with compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of any certificates evidencing the Notes and Preferred Shares and printing of Prospectuses), messenger and delivery services and telephone charges; (iv) all fees and disbursements of counsel for the Company and, as provided for in Section 5(b) below, the Holders of Registrable Securities; (v) all application and filing fees in connection with listing any securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

               The Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

               (b) In connection with the Registration Statement required by this Agreement, the Company agrees to reimburse the Purchaser and the Holders of Transfer Restricted Securities being registered pursuant to the Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Sidley & Austin or such other counsel as may be chosen by the Holders of a majority in principal amount or a majority of the shares of the Registrable Securities for whose benefit the Registration Statement is being prepared.


SECTION 6. INDEMNIFICATION

               (a) The Company agrees to indemnify and hold harmless (i)each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all

93710.01
                                      -12-
losses, claims, damages, liabilities, judgments, costs and expenses ("Losses") (including, without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or any Indemnified Holder.

               (b) In case any action or proceeding (including, without limitation, any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (provided that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Any Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, provided, however, that the fees and expenses of such counsel shall be at the expense of the Company if (i) the Company has failed to assume the defense and employ counsel reasonably satisfactory to the Holders or (ii) the named parties to any such action (including impleaded parties) include such Indemnified Holder and the Company and such Indemnified Holder shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company; provided further that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel, which firm shall be designated by the Holders, in connection with any action in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any such action or proceeding effected with its prior written consent, which consent shall not be unreasonably withheld or delayed, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any Loss by reason of any settlement of

93710.01
                                      -13-
any action effected with its written consent. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of a judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

               (c) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder for use in the Registration Statement or any Prospectus. In case any action or proceeding shall be brought against any of the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company, and each of the Company or its directors or officers of such controlling person shall have the rights and duties given to each Holder by the proceeding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the securities registered pursuant to provisions hereof giving rise to such indemnification obligation.

               (d) If the indemnification provided for in this Section 6 is unavailable to a party entitled to indemnification in respect of any Losses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or (ii) if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the indemnified Holder on the other in connection with the statements or omissions which resulted in the Losses as well as any relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to

93710.01
                                      -14-
information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of each indemnifying party set forth herein shall be in addition to any liability or obligation such indemnifying party may otherwise have to any indemnified party.

               The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this
Section 6(d) were determined by pro rata allocation (even if Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Holders (and their related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total proceeds received by such Holder with respect to the Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 6(d) are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint.


SECTION 7. RULE 144A

               The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchase of such Transfer Restricted Securities from such Holder or beneficial owner, any information required to be supplied to a Holder by Rule 144A(d)(4) under the Act in order to permit offers and sales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

               No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in

93710.01
                                      -15-
any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.


SECTION 9. SELECTION OF UNDERWRITERS

               The Holders of Registrable Securities covered by the Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount or a majority of the shares of the Registrable Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.


SECTION 10. MISCELLANEOUS

                (a) Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

                (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount or a majority of the shares of Transfer Restricted Securities.

                (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or courier guaranteeing overnight deliver;


93710.01
                                      -16-

              (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii)  if to the Company:

                                    SoftKey International Inc.
                                    One Athenaeum Street
                                    Cambridge, Massachusetts 02142
                                    Attention:  General Counsel

                           with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom
                                    One Beacon Street, 31st Floor
                                    Boston, Massachusetts 02108
                                    Attention:  Louis A. Goodman

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (e) Successors and Assigns. This Agreement shall, to the extent provided for herein, inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g)  Headings.   The  headings  in  this   Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

93710.01
                                      -17-

                  (i)  Severability.  In the  event  that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions contained herein shall not be affected or impaired thereby.

                  (j) Entire Agreement. This Agreement, together with the other Transaction Documents (as defined in the Purchase Agreement) and the Merger Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the Transfer
Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.






93710.01
                                      -18-

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                                     SOFTKEY INTERNATIONAL INC.



                                                     By:_______________________
                                      Name:
                                     Title:



                                                     TRIBUNE COMPANY



                                                      By:_______________________
                                                          Name:
                                                          Title:


































93710.01
                                      -19-




                                                                      Exhibit D



                              STANDSTILL AGREEMENT


                  STANDSTILL AGREEMENT (this "Agreement") dated as of November 30, 1995 by and between Tribune Company, a Delaware corporation ("Stockholder"), and SoftKey International Inc., a Delaware corporation ("Issuer").

                  On November 30, 1995, Stockholder and Issuer: (a) executed and delivered a Securities Purchase Agreement (the "Purchase Agreement") providing for the issuance and sale by Issuer, and the purchase by Stockholder, of $150,000,000 principal amount of 5-1/2% Senior Con- vertible/Exchangeable Notes due 2000 (the "Notes"), which may be (i) exchanged for Issuer's 5-1/2% Series C Convertible Preferred Stock (the "Preferred Stock") which may be converted into shares of common stock, par value $.01 per share, of Issuer (the "Common Stock"), or (ii) converted directly into shares of Common Stock; and (b) together with certain wholly owned subsidiaries, executed and delivered an Agreement and Plan of Merger (the "Merger Agreement") providing for two separate reverse subsidiary mergers of wholly owned subsidiaries of Issuer with and into wholly owned subsidiaries of Stockholder in which Issuer will issue to Stockholder, and Stockholder will receive from Issuer, shares of Common Stock.

                  This Agreement is the Standstill Agreement referenced in the Merger Agreement and sets forth certain terms and conditions upon which the Issuer will issue and deliver to Stockholder, and Stockholder (a) will receive and accept from Issuer, (b) owns and holds, and (c) will own and hold, the shares of Common Stock acquired by Stockholder, or any shares of Common Stock which Stockholder has the right to acquire, pursuant to the Purchase Agreement and the Merger Agreement (the "Shares").

                  In consideration of the mutual agreements contained in the Purchase Agreement, the Merger Agreement and herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                  1. Stockholder's Representations and Warran-ties. Stockholder represents and warrants to Issuer as follows:

                           (a)  Stockholder is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware;

                           (b)  Stockholder (i) has the full power
and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby and (ii) has taken all necessary action to authorize the execution, delivery and performance by Stockholder of this Agreement;

                           (c)  this Agreement has been duly and
validly authorized, executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable in accordance with its terms;

                           (d)  Stockholder (or any direct or indi-
rect subsidiary of Stockholder and all persons controlling, controlled by or under common control with Stockholder ("Affiliates"), as the case may be), is, or upon issuance to it by Issuer will be, the sole beneficial holder of all the Shares, and Stockholder and Affiliates have not granted or permitted to exist any liens, claims, options, proxies, voting agreements, charges or encumbrances of whatever nature affecting the Shares;

                           (e)  the Notes and Shares owned and held
by Stockholder and Affiliates as of the date hereof con-stitute all of the securities of Issuer owned by Stock-holder and Affiliates;

                           (f)  Stockholder (or Affiliates, as the
case may be) is not acquiring the Notes and Shares owned and held by Stockholder and is not acquiring the Shares which may be acquired after the date hereof with the intent or objective of obtaining control of the business, operations or affairs of Issuer; and

                           (g)  except as set forth in the Purchase
Agreement and the Merger Agreement, neither the Stockholder nor any Affiliate has outstanding any option, warrant or other right to acquire, directly or indirectly, any securities of Issuer or any securities which are convertible into or exchangeable or exercisable for any securities of the Issuer, nor is the Stockholder or any Affiliate subject to any agreement (whether written or in the nature of an informal understanding or arrangement) which allows or obligates the Stockholder or any such Affiliate to vote or acquire any securities of the Issuer.

                  2.  Issuer's Representations and Warranties.
Issuer represents and warrants to Stockholder as follows:

                           (a)  Issuer is a corporation duly orga-
nized, validly existing and in good standing under the laws of the State of Delaware;

                           (b)  Issuer (i) has the full power and au-
thority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby and (ii) has taken all necessary action to authorize the execution, delivery and performance by Issuer of this Agreement; and

                           (c)  this Agreement has been duly and
validly authorized, executed and delivered by Issuer and constitutes the valid and binding obligation of Issuer, enforceable in accordance with its terms.

                  3. Covenants of Stockholder. Stockholder covenants with Issuer that, without the consent of Issuer, for a period commencing on the date hereof and continuing through the fifth anniversary of the date hereof Stockholder and Affiliates, singly or as part of a group, directly or indirectly, through one or more intermediaries or otherwise, will not:

                           (a)  purchase, acquire or own, or offer,
propose or agree to purchase, acquire or own, directly or indirectly, any securities of Issuer which are entitled to vote generally in the election of directors (other than upon occurrence of a contingency) ("Voting Securities"), any option, warrant or other right to acquire, directly or indirectly, any Voting Securities or any securities which are convertible into or exchangeable or exercisable for Voting Securities, if, immediately after such purchase or acquisition, Stockholder and Affiliates would beneficially own, in the aggregate, Voting Securities representing an amount (the "Threshold Amount") which exceeds the greater of 20% of Issuer's outstanding Voting Securities or such percentage of the Issuer's outstanding Voting Securities which the sum of the Shares issued in connection with the Merger Agreement and the Shares issuable upon the conversion of the Notes issued in connection with the Purchase Agreement (taking into account any Voting Securities into which such Notes (or any Preferred Stock for which such Notes are exchanged) may from time to time be convertible as a result of application of the anti-dilution provisions applicable to the Notes or the Preferred Stock) would constitute on a fully diluted basis on the date of the later of the closings of the transactions contemplated by the Merger Agreement and the Purchase Agreement; provided, however, that notwithstanding anything to the contrary contained herein, the foregoing restriction shall not be deemed to be violated or applicable if Stockholder is not otherwise in breach of this Agreement and (i) the percentage of the outstanding Voting Securities beneficially owned, in the aggregate, by Stockholder and Affiliates is increased as a result of a recapitalization of Issuer, a repurchase of securities by Issuer or any other action taken solely by Issuer, (ii) a benefit plan maintained for employees of Stockholder and Affiliates acquires up to 1% (in the aggregate) of the outstanding Common Stock solely for purposes of investment, or (iii) Issuer breaches its obligation under
Section 4(b) hereof; and provided, further, that so long as Stockholder is not otherwise in breach of this Agreement, (i) if a third party (which term for purposes of this Agreement shall include any group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) makes a tender or exchange offer which, if consummated, would result in such third party owning at least a majority of the Voting Securities and Issuer's Board of Directors does not oppose such tender or exchange offer at the time at which it is required by applicable securities laws to make a recommendation regarding such tender or exchange offer to Issuer's stockholders, then Stockholder may make and consummate a tender or exchange offer for a number of Voting Securities equal to or greater than the number of Voting Securities which such third party seeks to purchase pursuant to such tender or exchange offer, (ii) if a third party acquires beneficial ownership of at least 30% of the outstanding Voting Securities, and Stockholder is prohibited by the terms of this Agreement from acquiring more than 30% of the outstanding Voting Securi-ties, then Stockholder may purchase up to the same number of Voting Securities as such third party or may make and consummate a tender or exchange offer for all outstanding Voting Securities, and (iii) if Issuer's Board of Directors approves a definitive written agreement with respect to a business combination or other extraordinary transaction involving Issuer as a result of which more than 50% of the assets of Issuer would be transferred or a Change of Control (as defined below) would occur, then Stockholder may make and consummate a tender or exchange offer for all outstanding Voting Securities, and if Stockholder is permitted to make and consummate a tender or exchange offer pursuant hereto, none of the restrictions contained in this Section 3 (with the exception of Section 3(f) and the application of Section 3(g) to Section 3(f)) shall apply to Stockholder's activities with regard to any stockholder vote or proposal in connection therewith or in connection with any alternative transaction or action proposed in response thereto; "Change of Control" shall mean any transaction as a result of which (i) the owners of a majority of the Voting Securities of Issuer immediately prior to consummation of the transaction will not continue to own upon completion of the transaction (A) a majority of the Voting Securities of Issuer or (B) a majority of the Voting Securities of any other person into or for the securities of which the Voting Securities of Issuer will be converted or exchanged as a result of the transaction or (ii) as a result of which any third party is entitled to elect a majority of the members of the Board of Directors of Issuer;

                           (b)  solicit, or encourage any other
person to solicit, "proxies" or become a "participant" or otherwise engage in any "solicitation" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in opposition to a recommendation of a majority of the directors of Issuer with respect to any matter; seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any securities of the Issuer; or execute any written consent in lieu of a meeting of holders of securities of Issuer or any class thereof; provided, however, that if Stockholder is entitled to elect directors of Issuer pursuant to Section 3.3 of the Certificate of Designation of the Preferred Stock (the "Certificate of Designation"), nothing in this Section 3(b) shall be construed to prohibit Stockholder from soliciting proxies for the election of such directors from the holders of Defaulted Parity Stock (as defined in the Certificate of Designation);

                           (c)  initiate, propose or otherwise solic-
it stockholders for the approval of one or more stockholder proposals with respect to Issuer, as described in Rule 14a-8 under the Exchange Act;

                           (d)  acquire control of Issuer or directly
or indirectly participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) owning or seeking to acquire beneficial ownership of securities of the Issuer or affect control of Issuer;

                           (e)  otherwise act, directly or indirect-
ly, alone or in concert with others, to seek to control or influence in any manner the management, business, operations, board of directors, policies or affairs of Issuer, or propose or seek to effect any form of business combination transaction with Issuer or any affiliate thereof or any restructuring, recapitalization or other similar transaction with respect to Issuer;

                           (f)  deposit any of the Shares into a
voting trust, or subject any of the Shares to any agreement or arrangement with respect to the voting of the Shares or any agreement having similar effect to any of the foregoing in this Section 3(f); or

                           (g)  (i) encourage any person, firm,
corporation, group or other entity to engage in any of the actions covered by clauses (a) through (e) of this Section 3 or make any public arrangement (or make other communication with or to Issuer or otherwise which, in the opinion of counsel to Issuer, would require public announcement) with respect to any matter set forth in clause (a) through (f) of this Section 3;

provided, however, that actions taken by any representative of Stockholder on the Board of Directors of Issuer, acting solely in his or her capacity as such a director, shall not violate this Section 3. Stockholder further covenants to cause the termination or resignation of any director being removed from the Board of Directors of Issuer in accordance with
Section 4(b) hereof.

                  4.  Covenants of Issuer.  Issuer covenants with
Stockholder that:

                           (a)  prior to (i) the closing of the
transactions contemplated by the Purchase Agreement and the Merger Agreement, whichever occurs earlier (the "First Closing"), or, if later, (ii) any other event or transaction which would result in Stockholder beneficially owning 15% or more of the outstanding Voting Securities, the Board of Directors of Issuer shall approve any and all agreements, events or transactions for purposes of
Section 203 of the Delaware General Corporation Law ("Section 203") in order that the restrictions contained in Section 203 shall not be applicable to Stockholder and Affiliates;

                           (b)  Immediately after the First Closing,
and so long as Stockholder shall not be in breach of any of its obligations hereunder, the Board of Directors of Issuer shall take all necessary actions to increase the size of such Board by one and to fill the vacancy created thereby with an individual designated in writing by Stockholder and reasonably acceptable to Issuer, and, if at any time Issuer's Board of Directors shall consist of 11 or more members and the transactions contemplated by both the Purchase Agreement and the Merger Agreement shall have been consummated, then Issuer's Board of Directors shall take all necessary actions to increase further the size of the Board by one and to fill the additional vacancy created thereby with a second individual designated in writing by Stockholder and reasonably acceptable to Issuer, and Issuer shall thereafter take such action as necessary or appropriate to include such individuals among Issuer's nominees for director, shall recommend to its stockholders a vote in favor of such individuals at any annual or special meeting of stockholders called to vote upon the election or removal of any directors, and shall cause all shares of capital stock of Issuer over which Issuer exercises direct or indirect voting power to be voted in favor of the election of the individuals designated in writing hereunder by Stockholder; provided, however, that at such time as Stockholder has the right to designate two directors and Stockholder beneficially owns fewer than 5,000,000 but at least the lesser of (i) 2,800,000 shares of Common Stock (including, for purposes of this calculation, the number of shares of Common Stock into which the Notes and Preferred Stock beneficially owned by Stockholder are then convertible) and (ii) 75% of the sum of any Shares issued in connection with the Merger Agreement and the Shares issuable upon the conversion of any Notes issued in connection with the Purchase Agreement (taking into account any Voting Securities into which such Notes (or any Preferred Stock for which such Notes are exchanged) may from time to time be convertible as a result of the application of the anti-dilution provisions applicable to the Notes or the Preferred Stock) (the lesser of the foregoing clauses (i) and (ii) being referred to herein as the "Lesser Amount"), then one of Stockholder's nominees shall be removed from Issuer's Board of Directors and Issuer's obligations under this Section 4(b) shall only apply in respect of the election of one nominee of Stockholder, and at such time as Stockholder owns fewer shares of Common Stock than the Lesser Amount, Stock- holder's remaining or, as the case may be, sole nominee shall be removed from Issuer's Board of Directors and Issuer shall be relieved of its obligations under this Section 4(b); and

                           (c)  Issuer will not, for so long as this
Agreement is effective, enter into or adopt any plans, agreements, arrangements or understandings which have the effect of materially impeding, preventing or prohibiting Stockholder from beneficially owning, in the aggregate, the Threshold Amount.

                  5. Specific Performance. Issuer and Stockholder each acknowledge and agree that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that Issuer and Stockholder, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the federal courts located in the State of Delaware, or, in the event said courts would not have jurisdiction for such action, in any court of the United States or any state having subject matter jurisdiction. Issuer and Stockholder each consent to personal jurisdiction in any such action brought in the federal courts located in the State of

Delaware and to service of process upon it in the manner set forth in Section 7(g) hereof and addressed to the General Counsel of the recipient at the address set forth in Section 7(g).

                  6. Expenses. All fees and expenses incurred by Stockholder will be borne by Stockholder, and all fees and expenses incurred by Issuer in connection with this Agreement will be borne by Issuer.

                  7.  Miscellaneous.

                           (a)  This Agreement, together with the
Purchase Agreement, the Merger Agreement and the other agreements contemplated hereby and thereby, constitute the entire agreement, and supersede all prior agreements and understandings, whether oral or written, among the parties hereto, with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an instrument in writing signed by each of the parties to this Agreement.

                           (b)  This Agreement shall inure to the
benefit of and be binding upon the parties hereto and their heirs, legal representatives, successors and assigns.

                           (c)  Section headings contained in this
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                           (d)  All representations, warranties and
covenants shall survive the execution and delivery here-of.

                           (e)  This Agreement may be executed in any
number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

                           (f)  This Agreement shall be governed by
and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

                           (g)  All notices and other communications
under this Agreement shall be in writing and delivery thereof shall be deemed to have been made either (i) if mailed, when received, or (ii) when transmitted by hand delivery, telegram, telex, FedEx or other overnight courier service, telecopier or facsimile transmission (in either case, if confirmed), to the party entitled to receive the same at the address or facsimile number set forth in the Merger Agreement (as the same may be amended or modified in accordance with the terms thereof).

                           (h)  Any waiver by any party of a breach
of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           (i)  This Agreement shall terminate and be
of no further effect if the Purchase Agreement and the Merger Agreement shall have each been terminated in accordance with their respective terms.

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, each of Stockholder and Issuer has executed or caused this Agreement to be executed as of the date first above written.


                                                    TRIBUNE COMPANY



                                                     By
                                                        Name:
                                                        Title:


                                                     SOFTKEY INTERNATIONAL INC.



                                                     By
                                                        Name:
                                                        Title:

                                                                      Exhibit E






                                 PROMISSORY NOTE



$[     ]                                              Boston, Massachusetts
                                                      Dated: [             ]1



FOR VALUE RECEIVED, PIANO INTERNATIONAL INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of TOWER COMPANY, a Delaware corporation ("Lender"), the principal sum of [ ] million dollars ($[ ]) by deposit to [BANK], account no. [ ], in lawful money of the United States of America in immediately available funds, or in such other manner as is provided for herein or as Lender may designate in writing, on or before [ ]2 (the "Maturity Date"), with interest on the unpaid balance of such principal amount at the rate of 6-1/2% per annum from the date hereof until such principal amount is paid in full. Subject to compliance with any applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Buyer may pay amounts due under this Note at maturity by delivering to Lender, on the Maturity Date, the number of shares, rounded up to the nearest whole share, of common stock, par value $.01 per share, of Borrower ("Common Stock") obtained by dividing the unpaid principal balance plus accrued interest thereon to the Maturity Date by the volume-weighted average of the closing prices for Common Stock as quoted over the Nasdaq National Market for the ten full trading days preceding the Maturity Date.
--------
1        Closing Date under the Merger Agreement.
2 The first anniversary of the Closing Date under the Merger Agreement.

Borrower  may prepay this Note in whole or in part  without  premium or penalty:
(a) at any time in immediately available funds in an amount equal to the principal amount of the Note to be prepaid plus accrued interest on such principal amount to the date on which such prepayment is made or (b) subject to compliance with any applicable provisions of the HSR Act, by delivering to Lender, during the twenty-day period commencing on the three-month, six-month or nine-month anniversary of the date of issuance of this Note set forth above, the number of shares, rounded up to the nearest whole share, of Common Stock obtained by dividing the principal amount to be prepaid plus accrued interest thereon to the date on which the prepayment is made by the volume-weighted average of the closing prices for Common Stock as quoted over the Nasdaq National Market for the ten full trading days preceding any such date on which such prepayment is made; provided, however, that Borrower must notify Lender of any such prepayment at least eleven days prior to the date on which such prepayment is to be made.

Borrower represents that, upon delivery of certificates for shares of Common Stock in accordance with the terms and provisions of this Note, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Lender represents that any shares of Common Stock which may be issued and delivered to it hereunder will be acquired for its own account, for investment for an indefinite period of time, not as nominee or agent for any other person, firm or corporation and not for distribution or resale to others; provided, however, that Borrower and Lender hereby acknowledge that Lender may dispose of some or all of the shares of Common Stock so acquired pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or in a transaction exempt from registration under the Securities Act. Lender agrees that it will not sell or otherwise transfer any shares of Common Stock so acquired unless such shares are registered under the Securities Act or unless an exemption from such registration is available.

Interest shall be computed hereunder based on actual days elapsed.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any payment is made which exceeds such maximum lawful rate, then the amount of such excess sum shall be credited as a payment of principal. It is the express intent hereof that the Borrower shall not pay and the Lender shall not receive, directly or indirectly, interest in excess of what may lawfully be paid by Borrower under applicable law.

This Note may not be assigned without the prior written consent of Lender.

This Note may not be changed, amended or modified except by agreement in writing signed by Borrower and Lender.

Borrower hereby waives demand for payment, presentment for payment, protest and notice of any kind whatsoever.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                                            PIANO INTERNATIONAL INC.


                                            By:
                                            Name:
                                               Title:


                                            TOWER COMPANY


                                            By:
                                               Name:
                                               Title:

                                                                      Exhibit F





                              TAX SHARING AGREEMENT

                                  by and among

                           SOFTKEY INTERNATIONAL INC.,

                                TRIBUNE COMPANY,

                            COMPTON'S NEWMEDIA, INC.,

                                       and

                           COMPTON'S LEARNING COMPANY

                                dated [________]

                                Table of Contents


Section 1.  Certain Defined Terms...........................................  1
         a.       "Affiliated Group"........................................  2
         b.       "Audit"...................................................  2
         c.       "CLC Deconsolidation Date"................................  2
         d.       "CLC Post-Closing Period".................................  2
         e.       "CLC Pre-Closing Period"..................................  2
         f.       "CLC Straddle Period".....................................  2
         g.       "CNI Deconsolidation Date"................................  2
         h.       "CNI Post-Closing Period".................................  2
         i.       "CNI Pre-Closing Period"..................................  2
         j.       "CNI Straddle Period".....................................  2
         k.       "Combined Group"..........................................  2
         l.       "Federal Income Taxes"....................................  3
         m.       "Federal Taxes"...........................................  3
         n.       "Federal Income Tax Return"...............................  3
         o.       "Federal Tax Return"......................................  3
         p.       "Non-Federal Combined Tax Return".........................  3
         q.       "Non-Federal Combined Taxes"..............................  3
         r.       "Non-Federal Separate Tax Return".........................  4
         s.       "Non-Federal Separate Taxes"..............................  4
         t.       "Non-Federal Taxes".......................................  4
         u.       "Non-Federal Tax Return"..................................  4
         v.       "Post-Closing Periods"....................................  4
         w.       "Pre-Closing Periods".....................................  4
         x.       "Straddle Periods"........................................  4
         y.       "Subsidiary Combined Group"...............................  5
         z.       "Subsidiary Matter".......................................  5
         aa.  "Tax Authority"...............................................  5
         ab.  "Tax Returns".................................................  5
         ac.  "Taxes".......................................................  5

         Section 2.  Preparation and Filing of Tax Returns..................  5
                  2.1.       Federal Income Tax Returns for Pre-Closing
                             Periods........................................  5
                  2.2.       Non-Federal Combined Tax Returns for Pre-
                             Closing Periods and Straddle Periods...........  5
                  2.3.       Non-Federal Separate Tax Returns for Pre-
                             Closing Periods and Straddle Periods...........  6
                  2.4.       Post-Closing Periods............................ 6
                  2.5.       Federal Tax Returns (Excluding Federal In-
                             come Tax Returns for Pre-Closing Periods)....... 6
                  2.6.       Consistent Preparation of Tax Returns........... 6

Section 3.  Payment of Taxes................................................. 6
                  3.1.       Federal Income Taxes for Pre-Closing Peri-
                             ods............................................. 6
                  3.2.       Non-Federal Combined Taxes for Pre-Closing
                             Periods and Straddle Periods.................... 7
                  3.3.       Non-Federal Separate Taxes for Pre-Closing
                             Periods and Straddle Periods.................... 7
                  3.4.       Federal Taxes (Excluding Federal Income
                             Taxes for Pre-Closing Periods).................. 7

Section 4.  Redetermination.................................................. 7

Section 5.  Indemnification.................................................. 8
                  5.1.       Indemnity....................................... 8
                  5.2.       Calculation of Indemnity........................ 8

Section 6.  Audits, Disputes, Etc............................................ 9
                  6.1.       Federal Taxes and Non-Federal Combined Tax-
                             es for Pre-Closing Periods...................... 9
                  6.2.       Non-Federal Separate Taxes for Pre-Closing
                             Periods and Straddle Periods................... 10

Section 7.  Mutual Cooperation.............................................. 10

Section 8.  Resolution of Certain Conflicts................................. 11

Section 9.  Reorganization Status........................................... 11

Section 10.  General Provisions............................................. 11
         a.       Effectiveness............................................. 11
         b.       Entire Agreement; Binding Effect.......................... 12
         c.       Severability.............................................. 12
         d.       Time of Payment........................................... 12
         e.       Applicable Law............................................ 12
         f.       Notices................................................... 12
         g.       Amendment and Waiver...................................... 13
         h.       Parties in Interest....................................... 14
         i.       No Third-Party Beneficiaries.............................. 14
         j.       Alternative Minimum Tax................................... 14
         k.       Federal Income Tax Return Closing Date.................... 14
         l.       Ratable Allocation Election............................... 14
         m.       Reattribution of Losses................................... 15
         n.       Treatment of Tax Payments and Refunds..................... 15
         o.       Counterparts.............................................. 15
         p.       Headings; Pronouns and Conjunctions....................... 15

                  This Tax Sharing Agreement (the "Agreement"), is made and entered into this [__] day of [_________], by and among SoftKey International Inc., a Delaware corporation ("Buyer"), Tribune Company, a Delaware corporation ("Seller"), Compton's NewMedia, Inc., a California corporation ("CNI"), and Compton's Learning Company, a Delaware corporation ("CLC" and, together with CNI, the "Companies").

                  WHEREAS, Seller is the owner of all of the issued and outstanding capital stock of CNI and CLC;

                  WHEREAS, Buyer desires to acquire CNI and CLC upon the terms and subject to conditions set forth in the Agreement and Plan of Merger (the "Merger Agreement") made and entered into on the 30th day of November, 1995, by and among Buyer, Cubsco I Inc., a California corporation, Cubsco II Inc., a California corporation, Seller, and the Companies;

                  WHEREAS, Seller and the Companies are members of an affiliated group of corporations, as defined in section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), of which Seller is the common parent;

                  WHEREAS, CNI and its subsidiaries, if any, (the "CNI Group") and CLC and its subsidiaries, if any, (the "CLC Group" and, together with the CNI Group, the "Subsidiary Groups") will cease to be members of the Affiliated Group (as defined herein) upon the close of business on the CNI Deconsolidation Date (as defined herein) and the CLC Deconsolidation Date (as defined herein), respectively; and

                  WHEREAS, it is the intent and desire of the parties hereto to provide for (i) sharing and allocation of, and indemnifications against, certain liabilities for Taxes (as defined herein), (ii) the preparation and filing of Tax Returns (as defined herein) and the payment of Taxes, and (iii) certain related matters.

                  NOW, THEREFORE, in consideration of the foregoing and the agreements, mutual covenants and promises hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1.  Certain Defined Terms.  For purposes of this
Agreement, the following terms shall have the following meanings:

                  a. "Affiliated Group" means the affiliated group of corporations, as defined in section 1504(a) of the Code, of which Seller is the common parent, and as the context may require, any member of such group.

                  b. "Audit" includes any audit, assessment of Taxes, other examination by any Tax Authority (as defined herein), proceeding, or appeal of such proceeding relating to Taxes, whether administrative or judicial.

                  c. "CLC Deconsolidation Date" means with respect to CLC Group, the close of business on the day on which CLC Group ceases to be a member of the Affiliated Group.

                  d. "CLC Post-Closing Period" means with respect to the CLC Group, a taxable period beginning after the CLC
Deconsolidation Date.

                  e. "CLC Pre-Closing Period" means with respect to the CLC Group, a taxable period ending on or prior to the CLC
Deconsolidation Date.

                  f. "CLC Straddle Period" means with respect to CLC Group, a taxable period beginning on or prior to and ending after the CLC Deconsolidation Date.

                  g. "CNI Deconsolidation Date" means with respect to CNI Group, the close of business on the day on which CNI Group ceases to be a member of the Affiliated Group.

                  h. "CNI Post-Closing Period" means with respect to the CNI Group, a taxable period beginning after the CNI
Deconsolidation Date.

                  i. "CNI Pre-Closing Period" means with respect to the CNI Group, a taxable period ending on or prior to the CNI
Deconsolidation Date.

                  j. "CNI Straddle Period" means with respect to CNI Group, a taxable period beginning on or prior to and ending after the CNI Deconsolidation Date.

                  k. "Combined Group" means a group of corporations that includes Seller (or any of its subsidiaries) and files a NonFederal Combined Tax Return, and as the context may require, any member of such group.

                  l. "Federal Income Taxes" includes all Federal income, alternative minimum, and withholding (excluding taxes withheld from wages pursuant to Sections 3401-3406 of the Code, or any successor provisions thereto) taxes imposed under the Code, including any interest, additions to tax, or penalties applicable thereto.

                  m. "Federal Taxes" includes all Federal taxes (including Federal Income Taxes), charges, fees, levies, imposts, duties, or other assessments of a similar nature, including without limitation, income, alternative or add-on minimum, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, premium, capital stock, profits, withholding, Social Security, unemployment, disability, ad valorem, estimated, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by a governmental agency of the United States of Ameri- ca, including any interest, additions to tax, or penalties applicable thereto.

                  n. "Federal Income Tax Return" means any return, declaration, statement, report, schedule, certificate, form, information return, or any other document (including any related or supporting information), including an amended Tax Return, required to be supplied to, or filed with, a Tax Authority with respect to Federal Income Taxes;

                  o. "Federal Tax Return" means any return (including Federal Income Tax Returns), declaration, statement, report, schedule, certificate, form, information return, or any other document (including any related or supporting information), including an amended Tax Return, required to be supplied to, or filed with, a Tax Authority with respect to Federal Taxes;

                  p. "Non-Federal Combined Tax Return" means any return, declaration, statement, report, schedule, certificate, form, information return, or any other document (including any related or supporting information), including an amended Tax Return, required to be supplied to, or filed with, a Tax Authority with respect to Non-Federal Combined Taxes;

                  q. "Non-Federal Combined Taxes" means for any Pre-Closing or Straddle Period any Non-Federal Tax that Seller and
(i) CNI and/or CLC or (ii) any of the subsidiaries of CNI and/or

CLC, have in past practice computed on a unitary or combined basis with respect to California, Florida and/or Illinois;

                  r. "Non-Federal Separate Tax Return" means any return, declaration, statement, report, schedule, certificate, form, information return, or any other document (including any related or supporting information), including an amended Tax Return, required to be supplied to, or filed with, a Tax Authority with respect to Non-Federal Separate Taxes;

                  s. "Non-Federal Separate Taxes" means any Non-Federal Tax that is not a Non-Federal Combined Tax;

                  t. "Non-Federal Taxes" includes all state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments of a similar nature, including without limitation, income, alternative or add-on minimum, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, premium, capital stock, profits, withholding, Social Security, unemployment, disability, ad valorem, estimated, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority (excluding any governmental agency of the United States of America), including any interest, additions to tax, or penalties applicable thereto.

                  u. "Non-Federal Tax Return" means any return, declaration, statement, report, schedule, certificate, form, information return, or any other document (including any related or supporting information), including an amended Tax Return, required to be supplied to, or filed with, a Tax Authority with respect to NonFederal Taxes;

                  v. "Post-Closing Periods" means all CNI Post-Closing Periods and CLC Post-Closing Periods.

                  w. "Pre-Closing Periods" means all CNI Pre-Closing Periods and CLC Pre-Closing Periods.

                  x. "Straddle Periods" means all CNI Straddle Periods and CLC Straddle Periods.

                  y. "Subsidiary Combined Group" means a group consist-ing of one or more members of the CNI Group or CLC Group that is a member of a Combined Group.

                  z. "Subsidiary Matter" shall have the meaning ascribed thereto in Section 6.1 of this Agreement.

                  aa. "Tax Authority" includes the Internal Revenue Service and any state, local, foreign or other governmental authority responsible for the administration of any Taxes (domes-tic or foreign).

                  ab. "Tax Returns" shall mean Federal Tax Returns and Non-Federal Tax Returns, as the context requires.

                  ac. "Taxes" shall mean Federal Taxes and Non-Federal Taxes, as the context requires.

         Section 2.  Preparation and Filing of Tax Returns.

                             2.1.  Federal Income Tax Returns for Pre-Closing
Periods. Seller shall prepare, or cause to be prepared, and file all Federal Income Tax Returns of the Subsidiary Groups for any Pre-Closing Period. Seller shall provide Buyer, at least 30 days prior to filing, with a copy of a pro forma Federal Income Tax Return of each of the Subsidiary Groups for the final Pre-Closing Period for Buyer's review and approval, which approval shall not be unreasonably withheld. After receipt of Buyer's approval, but in no event later than the due date for filing, Seller shall file the Federal Income Tax Return of the Affiliated Group (including the Subsidiary Groups) for such Pre-Closing Period.

                             2.2.  Non-Federal Combined Tax Returns for Pre-
Closing Periods and Straddle Periods. Seller shall prepare, or cause to be prepared, and file all Non-Federal Combined Tax Returns, with respect to the assets, earnings, and operations of the Subsidiary Groups, for all Pre-Closing Periods and Straddle Periods. Seller shall provide Buyer, at least 30 days prior to filing, with a copy of pro forma Non-Federal Combined Tax Returns of the Subsidiary Groups for the final Pre-Closing Period or Straddle Period for Buyer's review and approval, which approval shall not be unreasonably withheld. After receipt of Buyer's approval, but in no event later than the due date for filing, Seller shall file the Non-Federal Combined Tax Returns with respect to such Pre-Closing Period or Straddle Period with the appropriate Tax Authority.

                             2.3.  Non-Federal Separate Tax Returns for Pre-
Closing Periods and Straddle Periods. Buyer shall prepare, or cause to be prepared, for Seller's review and approval, which approval shall not be unreasonably withheld, all Non-Federal Separate Tax Returns, with respect to the assets, earnings, and operations of the Subsidiary Groups, for all Pre-Closing Periods and Straddle Periods; provided, however, that Seller's review and approval shall only be necessary with respect to those Non-Feder- al Tax Returns for which Seller is obligated to make a payment under Section 3.3, below. Upon receipt of Seller's approval (if applicable), but in no event later than the due date for filing, Buyer shall file all Non-Federal Separate Tax Returns with the appropriate Tax Authorities and provide Seller with a copy of such Non-Federal Separate Tax Returns that Buyer files, or causes to be filed, with respect to a Pre-Closing Period or Straddle Period.

                             2.4.  Post-Closing Periods.  Buyer shall pre-
pare, or cause to be prepared, and file all Tax Returns required to be filed by, or on behalf of, the Subsidiary Groups for all Post-Closing Periods.

                             2.5.  Federal Tax Returns (Excluding Federal
Income Tax Returns for Pre-Closing Periods). The parties shall each prepare, or cause to be prepared, and file all of their respective Federal Tax Returns (excluding Federal Income Tax Returns for Pre-Closing Periods, which are governed by Section 2.1 above) required by law to be filed by, or on behalf of, such parties for all Pre-Closing Periods, Straddle Periods, and Post- Closing Periods.

                             2.6.  Consistent Preparation of Tax Returns.
The Tax Returns described in this Section 2, with respect to Pre- Closing Periods and Straddle Periods, shall be prepared on a basis that is consistent with industry practice and the manner in which such Tax Returns were filed prior to the date hereof, unless a contrary treatment is required by law.

         Section 3.  Payment of Taxes.

                             3.1.  Federal Income Taxes for Pre-Closing Peri-
ods. Seller shall pay to the Internal Revenue Service all Federal Income Taxes, if any, of the Affiliated Group (including the Subsidiary Groups) due and payable for all Pre-Closing Periods.

                             3.2.  Non-Federal Combined Taxes for Pre-Closing
Periods and Straddle Periods. Seller shall pay to the appropriate Tax Authorities all Non-Federal Combined Taxes, if any, with respect to the assets, earnings, and operations of the Subsidiary Groups, due and payable for all Pre-Closing Periods and Straddle Periods.

                             3.3.  Non-Federal Separate Taxes for Pre-Closing
Periods and Straddle Periods. To the extent that a liability for Non-Federal Separate Taxes arises other than as a result of a Redetermination (as defined in Section 4, below) and such liability for Non-Federal Separate Taxes (when aggregated with all other such liabilities paid or payable after the CNI Deconsolidation Date or CLC Deconsolidation Date on a cumulative basis, excluding such liabilities that arise as a result of a Redetermination) exceeds $50,000, Seller shall (as directed by Buyer or the Companies) (i) pay to the appropriate Tax Authorities or (ii) reimburse CNI and/or CLC for all of the Non-Federal Separate Taxes, if any, with respect to the assets, earnings, and operations of CNI Group and CLC Group, due and payable for all Pre-Closing Periods and Straddle Periods.

                             3.4.  Federal Taxes (Excluding Federal Income
Taxes for Pre-Closing Periods). As directed by Buyer or the Companies, Seller shall (i) pay to the appropriate governmental agency of the United States of America or (ii) reimburse CNI and/or CLC for all of their respective Federal
Taxes (excluding Federal Income Taxes for Pre-Closing Periods, which are governed by Section 3.1 above), if any, due and payable for all Pre-Clos- ing Periods and that portion of any Straddle Periods up to and including the CNI Deconsolidation Date and CLC Deconsolidation Date.

         Section 4. Redetermination. In the event of any rede- termination of any item of income, gain, loss, deduction or credit of any member of the Affiliated Group or a Combined Group for any Pre-Closing Period or Straddle Period as a result of a final assessment, settlement, or compromise with any Tax Authority (including any amended Tax return or claim for refund filed by Seller pursuant to Section 6.1 or the relevant Subsidiary Group pursuant to Section 6.2) or a judicial decision that has become final (a "Redetermination"), Seller and Buyer shall recompute the Tax due on the relevant Tax Return for such Pre-Closing Period or Straddle Period (and any other Pre-Closing Periods which are affected thereby) to take into account such Redetermination. If a Redetermination results in an increase in the liability for Taxes of the Affiliated Group or Combined Group for any Pre-Closing

Period or Straddle Period and such increase is attributable to an item of income, gain, loss, deduction or credit of the CNI Group or CLC Group for a Pre-Closing Period or Straddle Period of the Affiliated Group during which the CNI Group or CLC Group was a member of the Affiliated Group or Combined Group, as directed by CNI and CLC, Seller shall (i) pay to the appropriate Tax Authorities or (ii) reimburse CNI and/or CLC for the amount of such increased liability for Taxes.

         Section 5.  Indemnification.

                             5.1.  Indemnity.  Seller shall indemnify, defend
and hold Buyer, CNI, CLC, and their affiliates harmless from and against any loss, cost, expense (including reasonable attorneys fees and costs) and any and all liabilities imposed on or incurred by Buyer, CNI, CLC, and/or any of their affiliates in respect of any liability for any Taxes (including any liability for Federal Taxes imposed pursuant to Treasury Regulation ss. 1.1502-6 or similar provision under state, local or foreign law) for any Pre-Closing Period and that portion of any Straddle Period up to and including the later of the CNI Deconsolidation Date and the CLC Deconsolidation Date; provided, however, that with respect to indemnification for any liability arising out of Non-Federal Separate Taxes, Seller shall indemnify, defend and hold Buyer, CNI, CLC, and their affiliates harmless from and against any loss, cost, expense (including reasonable attorneys fees and costs) and any and all liabilities imposed on or incurred by Buyer, CNI, CLC, and/or any of their affiliates in respect of any liability for any Non-Federal Separate Taxes for any Pre-Closing Period and that portion of any Straddle Period up to and including the later of the CNI
Deconsolidation Date and the CLC Deconsolidation Date, only if (i) such liability for NonFederal Separate Taxes arises as a result of a Redetermination or (ii) such liability for Non-Federal Separate Taxes exceeds (when aggregated with all other such liabilities paid or payable after the CNI Deconsolidation Date or CLC Deconsolidation Date on a cumulative basis, excluding such liabilities that arise as a result of a Redetermination) $50,000 and arises in any manner other than as a result of a Redetermination.

                             5.2.  Calculation of Indemnity.  In the case of
any liability asserted against a party entitled to be indemnified (an "Indemnitee") pursuant to Section 5.1. hereof, Seller (the "Indemnitor"), shall pay to the Indemnitee an amount (the "Indemnity Amount") that, after subtraction of all Taxes payable by such Indemnitee as a result of the receipt or accrual of such amount, shall be equal to the amount by which the Taxes payable by such Indemnitee, taking such liability into account, exceed in the aggregate the Taxes that would have been required to be paid by such Indemnitee had such liability never occurred.

         Section 6.  Audits, Disputes, Etc.

                             6.1.  Federal Taxes and Non-Federal Combined
Taxes for Pre-Closing Periods and Straddle Periods. Seller shall have the exclusive right to control and represent the interests of all parties hereto in any Audit, to initiate any claim for refund, to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Federal Taxes or Non-Federal Combined Taxes (including the right to agree to any assessment, deficiency, or settlement of any of the foregoing items) relating to any Federal Tax Return or Non-Federal Combined Tax Return of Seller, CNI, or CLC filed for any Pre-Closing Period or Straddle Period during which CNI or CLC was a member of the Affiliated Group or Combined Group, as the case may be. In the event CNI or CLC wants to contest an item or matter relating to CNI or CLC which item would adversely affect the liability of CNI or CLC for Federal Taxes or Non-Federal Combined Taxes for a Post-Closing Period or portion of a Straddle Period ending after the CNI Deconsolidation Date or CLC Deconsolidation Date (a "Subsidiary Matter"), CNI or CLC, as the case may be, may request Seller's written consent, which consent shall not be unreasonably withheld, that CNI or CLC be entitled to contest, resolve and defend against any such Subsidiary Matter, at CNI's or CLC's expense; provided, however, that Seller's consent shall not be considered unreasonably withheld if, among other reasons, Seller determines that (i) CNI or CLC will assert a position with respect to such Subsidiary Matter that is contrary to a position that has been asserted by a member of the Affiliated Group with respect to a similar Federal Tax matter or Non-Federal Combined Tax matter or (ii) provision of such consent could result in an unreasonable delay in Seller's resolution of any Audit that would result in a material cost to Seller. Seller shall have the exclusive right to file any amended Federal Tax Return or amended Non-Federal Combined Tax Return relating to any Federal Tax Return or Non-Federal Combined Tax Return, as the case may be, filed for any Pre-Closing Period during which the CNI Group, CLC Group or a Subsidiary Combined Group was a member of the Affiliated Group or Combined Group, as the case may be; provided, however, that Seller shall not file any such amended Federal Tax Return that contains a Subsidiary Matter without the prior written consent of CNI or CLC, as the case may be, which consent shall not be unreasonably withheld. Upon request, Buyer, CNI, CLC, and Seller will execute and deliver to Seller or Buyer, as the case may be, such powers of attorney as may be reasonably necessary to authorize Seller, Buyer, CNI, or CLC to extend statutes of limitations, receive refunds, and take such other actions that Seller, Buyer, CNI, or CLC may reasonably consider to be necessary to contest any Audit pursuant to this
Section 6.1.

                  6.2. Non-Federal Separate Taxes for Pre-Closing Periods and Straddle Periods. CNI and CLC shall have the exclusive right to control, conduct and to represent the interests of all parties hereto in any Audit, to initiate any claim for refund, to file any amended Non-Federal Separate Tax Return, to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes (including the right to agree to any assessment, deficiency, or settlement of any of the foregoing items) relating to any Non-Federal Separate Tax Return filed with respect to any Pre-Closing Period or Straddle Period; provided, however, that CNI or CLC, as the case may be, shall not take any of the foregoing actions with respect to any Non-Federal Separate Tax matter for which Seller may have liability under this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld. Seller and the Affiliated Group will execute and deliver to CNI or CLC (or a subsidiary or affiliate thereof), as the case may be, promptly upon request, such powers of attorney as may be reasonably necessary to authorize CNI or CLC (or a subsidiary or affiliate thereof), as the case may be, to extend statutes of limitations and receive refunds that CNI or CLC, as the case may be, may reasonably consider to be necessary to contest any Audit pursuant to this Section 6.2.

         Section 7. Mutual Cooperation. Seller, Buyer, CNI, and CLC shall cooperate with each other in the filing of any Tax Return, amendment thereto, or consent contemplated by this Agreement and to take such action as such other party may reasonably request, including (but not limited to):

                  a. providing data for the preparation of any original or amended Tax Returns;

                  b. cooperating in any Audit, including the execution of limited powers of attorney that do not permit the entry into of any settlement agreement, unless otherwise mutually agreed to by the parties;

                  c. filing protests or otherwise contesting any Audit, including the filing of petitions for redetermination or prose-cuting actions for refund in any court and pursuing the appeal of any such actions;

                  d. retaining and providing on demand books, records, documentation or other information relating to any Tax Return until the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof), providing additional information and explanation of material provided hereunder, and the use of the parties' commercially reasonable efforts to obtain any documentation from a governmental authority or third party that may be necessary or helpful in connection with the foregoing.

         Section 8. Resolution of Certain Conflicts. In the event that the parties cannot agree on the calculation of the amount of any liability for Taxes covered by this Agreement and/or the Indemnity Amount, the parties will engage an independent, certified public accounting firm of national reputation, reasonably acceptable to each party, to make such calculation and the decision of such firm will be conclusive. The cost of such engagement will be borne solely by the party that does not prevail in substantial part in the determination of the firm that is engaged; provided, however, that if such firm determines that neither party prevailed in substantial part, the cost of such engagement shall be shared equally by Seller and Subsidiary.

         Section 9. Reorganization Status. On or prior to the second anniversary of the Closing Date (as defined in the Merger Agreement), (i) Seller shall not dispose of the stock issued to Seller in the Mergers (as defined in the Merger Agreement) and (ii) Buyer and the Companies shall not (a) cease to conduct the business of the Companies, (b) dispose, transfer or distribute a significant portion of the assets of the Companies, (c) dispose of the stock of the Companies, or (d) repurchase the stock issued to Seller in the Mergers, which action such party actually believes, after consultation with such party's tax counsel, should, taken alone or together with other actions of such party, cause either of the Mergers to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

         Section 10.  General Provisions.

                  a. Effectiveness. This Agreement will be effective from and after the earlier of the CNI Deconsolidation Date and the CLC Deconsolidation Date; provided, however, the obligations of the parties under Sections 4 and 5 hereof shall continue in effect after any termination of this Agreement for a period ending 30 days after the later of the last day on which a Rede- termination may be made against the Affiliated Group, a Combined Group, Buyer, CNI, or CLC for
(i) any Pre-Closing Period or (ii) any Straddle Period, during which CNI Group and/or CLC Group was a member of the Affiliated Group and/or a Combined Group.

                  b. Entire Agreement; Binding Effect. This Agreement (a) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by either party (by operation of law or otherwise) without the prior written consent of the other party.

                  c. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof will not in any way be effected or impaired thereby.

                  d. Time of Payment. Any payment required to be made under this Agreement for which the terms of payment are not specifically provided elsewhere in this Agreement shall be paid within 30 days following the date on which the amount of the underlying liability to which such payment relates is paid. Any amount required to be paid under this Agreement, which is not paid by the end of such 30-day period, will thereafter bear interest at the large corporate underpayment rate specified in Section 6621(c) of the Code (or any successor provision thereto) from the date of such payment to the appropriate Tax Authority to the date of full payment to the appropriate party hereunder.

                  e. Applicable Law. This Agreement shall be gov-erned by and be construed in accordance with the laws of the State of Delaware, without giving effect to the principles thereof relating to conflicts of laws.

                  f. Notices. All notices, requests and other commu-nications hereunder shall be in writing and shall be deemed given if delivered personally, if telecopied (only if confirmed), if sent by FedEx or other overnight courier or delivery service or if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following ad-dresses or facsimile numbers:

                             (a) If to Buyer:

                                    c/o SoftKey International Inc.
                                    One Athenaeum Street
                                    Cambridge, Massachusetts  02142
                                    Facsimile No.:  (617) 494-5660
                                    Attention:  Neal S. Winneg, Esq.


                                    With a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom
                                    One Beacon Street
                                    Boston, Massachusetts  02108
                                    Facsimile No.:  (617) 573-4822
                                    Attention:  Louis A. Goodman, Esq.

                             (b) If to Seller:

                                    c/o Tribune New Media Company
                                    Two Prudential Plaza
                                    Suite 1200
                                    Chicago, Illinois  60601
                                    Facsimile No.:  (312) 540-4677
                                    Attention:  President

                                    With a copy to:

                                    Tribune Company
                                    435 North Michigan Avenue
                                    Chicago, Illinois  60611
                                    Facsimile No.:  (312) 222-3790
                                    Attention: Mr. Ted Novak, Director of Taxes



The address or facsimile number of a party, for the purposes of this Section 9(f), may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses and facsimile numbers provided herein shall be deemed to continue in effect for all purposes hereunder.

                  g. Amendment and Waiver. No amendment of any provi-sion of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto.
Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other parties shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

                  h. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, subject to Section 9(b) hereof, their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  i. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and the other members of the Affiliated Group and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

                  j. Alternative Minimum Tax. All Federal Income Tax computations with respect to the federal alternative minimum tax shall be made in a manner that is consistent with Proposed Regulation ss. 1.1502-55. Seller shall allocate alternative minimum tax credits, if any, to CNI Group and CLC Group in accordance with Proposed Regulation ss. 1.1502-55. Thus, the amount of any alternative minimum tax credits allocable to CNI Group and/or CLC Group and not utilized with respect to Pre-Closing Periods will be allocated to CNI Group and/or CLC Group as of the Deconsolidation Date.

                  k. Federal Income Tax Return Closing Date. Unless otherwise required by the Internal Revenue Service or a court of competent jurisdiction, Seller and Buyer agree to file all Federal Income Tax Returns, and to take all other actions relating to Federal Income Taxes, in a manner consistent with the position that CLC Group and CNI Group are members of the Affiliated Group for all days from the date hereof through and including the CNI Deconsolidation Date and the CLC Deconsolidation Date respectively.

                  l. Ratable Allocation Election. The parties agree that, to the extent permitted by applicable law and regulations, they will make all Federal Income Tax computations with respect to the Pre-Closing Period ending on the relevant Deconsolidation
Date and the immediately following taxable period of CNI Group and/or CLC Group, as the case may, pursuant to the ratable allocation method (as specified in Treas. Reg. ss. 1.1502-76(b)(2)(ii)) and the parties shall execute and file all Tax forms and documents necessary thereto (including the statement(s) specified in Treas. Reg. ss. 1.1502-76(b)(2)(ii)(D)).

                  m. Reattribution of Losses. Seller shall not make any election to reattribute losses with respect to the CNI Group or CLC Group under Treas. Reg. ss. 1.1502-20(g), without the prior written consent of Buyer; provided, further, that no losses with respect to the CNI Group or CLC Group that are attributable to a Post-Closing Period shall be carried to any Pre-Closing Period.

                  n. Treatment of Tax Payments and Refunds. The parties agree that, to the extent permitted by applicable law and regulations, they will treat any payment or refund of Federal Taxes and Non-Federal Taxes pursuant to this Agreement as payment of the Federal Tax or Non-Federal Tax liability of the party making such payment or as the refund of the Federal Tax or Non-Federal Tax liability of the party entitled to such refund.

                  o. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and deliv-ered shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  p. Headings; Pronouns and Conjunctions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated herein or the context otherwise requires, the masculine pronoun shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular. The word "or" shall not be deemed exclusive.

                   *       *       *

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal as of the date first written above.



                                                  SOFTKEY INTERNATIONAL INC.


                                                  By:
                                                     Name:
                                                     Title:


                                                   TRIBUNE COMPANY


                                                   By:
                                                      Name:
                                                      Title:


                                                   COMPTON'S NEWMEDIA, INC.


                                                   By:
                                                      Name:
                                                      Title:


                                                   COMPTON'S LEARNING COMPANY


                                                   By:
                                                      Name:
                                                      Title: